Exhibit B

JOHN WILEY & SONS, INC.
EMPLOYEES’ SAVINGS PLAN

Effective December 1, 1977
Amended and Restated Effective July 1, 2013
including amendments through January 1, 2014

JOHN WILEY & SONS, INC.
EMPLOYEES’ SAVINGS PLAN

INTRODUCTION

Effective as of December 1, 1977, John Wiley & Sons, Inc. established the John Wiley & Sons, Inc. Employees’ Savings Plan (“Plan”) for the benefit of such of its employees as are eligible thereunder. The Plan was subsequently amended and restated several times to comply with applicable law.

The Plan was last amended and restated, generally effective January 1, 2012 and incorporated all amendments through December 31, 2012. This amendment and restatement of the Plan is effective as of July 1, 2013 (unless otherwise stated in the Plan) and is intended to reflect design and administrative changes and current law and regulations to the extent applicable and effective as of the date of this restatement.

Except as otherwise specifically provided herein, the rights and benefits of any Participant who retires or whose employment is terminated are determined in accordance with the provisions of the Plan in effect and operative at the time of such retirement or termination.

JOHN WILEY & SONS, INC. EMPLOYEES’ SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.................................................................................................................................................................1
ARTICLE 2. ELIGIBILITY AND PARTICIPATION.........................................................................................................................16
2.01	Eligibility
2.02	Participation
2.03	Reemployment of Former Employees and Former Participants
2.04	Transferred Participants
2.05	Termination of Participation
ARTICLE 3. CONTRIBUTIONS.........................................................................................................................................................19
3.01	Deferred Cash Contributions
3.02	Employee Contributions
3.03	Company Contributions
3.04	Basic Retirement Contributions
3.05	Discretionary Profit-Sharing Contributions
3.06	Rollover Contributions
3.07	Change in Contributions
3.08	Suspension of Contributions
3.09	Actual Deferral Percentage Test
3.10	Contribution Percentage Test
3.11	Additional Discrimination Testing Provisions
3.12	Maximum Annual Additions
3.13	Return of Contributions
3.14	Contributions Not Contingent Upon Profits
3.15	Contributions During Period of Military Leave
3.16	Catch-up Contributions
ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS......................................................................................................................54
4.01	Investment Funds
4.02	Investment of Participants’ Accounts
4.03	Responsibility for Investments
4.04	Change of Election
4.05	Transfer of Accounts Among the Funds
4.06	Limitations Imposed by Contract, Prospectus or Other Documents of Similar Import
4.07	ERISA Section 404(c) Compliance
4.08	Additional Rules for Allocation of Earnings
4.09	Participants Directing Investment to be Named Fiduciaries
ARTICLE 5.  VALUATION OF THE ACCOUNTS............................................................................................................................58
5.01	Maintenance of Records

5.02	Valuation of the Investment Funds
5.03	Discretionary Power of the Benefit Administration Board
5.04	Valuation Dates
5.05	Statement of Accounts
ARTICLE 6. VESTED PORTION OF ACCOUNTS.......................................................................................................................60
6.01	Employee Contribution Account, Deferred Account, Transfer ESOP Account, Catch-up Contribution Account and Rollover Account
6.02	Basic Retirement Contribution Account and Discretionary Profit-Sharing Contribution Account
6.03	Company Contribution Account
6.04	Disposition of Forfeitures
ARTICLE 7. WITHDRAWALS WHILE STILL EMPLOYED...........................................................................................................64
7.01	Withdrawal of Employee Contributions
7.02	Withdrawal of Rollover Contributions
7.03	Withdrawal of Company Contributions
7.04	Withdrawal After Age 59½
7.06	Procedures and Restrictions
7.07	Determination of Vested Portion of Company Contribution Account
7.08	Withdrawals by Individuals on Active Military Duty
ARTICLE 8.  LOANS TO PARTICIPANTS.....................................................................................................................................75
8.01	Amount Available
8.02	Terms
ARTICLE 9. DISTRIBUTION OF ACCOUNTS UPONTERMINATION OF EMPLOYMENT.....................................................80
9.01	Eligibility
9.02	Forms of Distribution
9.03	Commencement of Payments
9.04	Age 70½ Required Distribution
9.05	Small Benefits
9.06	Status of Accounts Pending Distribution
9.07	Proof of Death and Right of Beneficiary or Other Person
9.08	Distribution Limitation
9.09	Direct Rollover of Certain Distributions
9.10  Waiver of Notice Period
ARTICLE 10.  ADMINISTRATION OF PLAN...............................................................................................................................93
10.01 Appointment of Benefits Administration Board
10.02 Appointment and Duties of Plan Asset Committee

10.03 Individual Accounts
  10.04 Meetings
  10.05 Action of Majority
  10.06 Compensation and Bonding
  10.07 Non-Discrimination
  10.08 Establishment of Rules
  10.09 Prudent Conduct
  10.10 Service in More Than One Fiduciary Capacity
  10.11 Limitation of Liability
  10.12 Indemnification
  10.13 Appointment of Investment Manager
  10.14 Named Fiduciary
  10.15 Claims and Review Procedures
  10.16 Accuracy of Statements
  10.17 Limitations of Time for Submitting Claims and Filing Suits
  10.18 Committee’s Authority to Suspend Processing of Withdrawals, Loans and Distributions
ARTICLE 11. MANAGEMENT OF FUNDS..................................................................................................................................102
11.01 Trust Agreement
11.02 Exclusive Benefit Rule
11.03 No Direct Rights or Liability
11.04 Plan Expenses
ARTICLE 12.  AMENDMENT, MERGER AND TERMINATION.................................................................................................104
12.01 Amendment of Plan
12.02 Merger, Consolidation or Transfer
12.03 Additional Participating Companies
12.04 Termination of Plan
 12.05 Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary
ARTICLE 13. GENERAL PROVISIONS.......................................................................................................................................109
13.01 Nonalienation
13.02 Conditions of Employment Not Affected by Plan
13.03 Facility of Payment
13.04 Erroneous Allocation
13.05 Information
13.06 Top-Heavy Provisions
13.07 Prevention of Escheat
13.08 Elections
13.09 Transfer of Trust Fund Assets
13.10 Construction
13.11 Blackout Periods

ARTICLE 14. WILSON LEARNING CORPORATION; CREATIVE INTERACTIVE MEDIA, INC..........................................118
APPENDIX A.....................................................................................................................................................................................120

JOHN WILEY & SONS, INC.
EMPLOYEES’ SAVINGS PLAN

ARTICLE 1.  DEFINITIONS

1.01
“Accounts” means the Basic Retirement Contribution Account, the Catch-up Contribution Account, the Company Contribution Account, the Company Matching Account, the Deferred Account, the Discretionary Profit-Sharing Contribution Account, the Employee Contribution Account, the Transfer ESOP Account and the Rollover Account.

1.02
“Actual Deferral Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section 3.01 for a Plan Year (including Deferred Cash Contributions returned to a Highly Compensated Employee under Section 3.01(c) and Deferred Cash Contributions returned to any Employee pursuant to Section 3.01(e)) to (b) the Employee’s Statutory Compensation for that entire Plan Year, provided that, upon the direction of the Benefits Administration Board, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions may be taken into account for a Plan Year only if they:

(a)
relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year but for the deferral election,

(b)	are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and
(c)	are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.

1.03
“Affiliated Company” means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.31 and 3.11, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

1.04
“Annual Dollar Limit” means the annual dollar limit set forth in Section 401(a)(17)(A) of the Code, as adjusted from time to time for cost of living in accordance with Section 401(a)(17)(B) of the Code.

1.05	“Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or any other form following a Participant’s retirement or other termination of employment.

1.06	“Basic Retirement Contribution” means, effective as of July 1, 2013, the amounts contributed pursuant to Section 3.04.

1.07
“Basic Retirement Contribution Account” means, effective as of July 1, 2013, the separate account maintained for each eligible Participant, which is credited with (i) Basic Retirement Contributions pursuant to Section 3.04, (ii) certain Transfers attributable to employer contributions and (iii) earnings on those contributions.

1.08
“Beneficiary” means any person, persons or entity designated by a Participant to receive any benefits payable in the event of the Participant’s death. However, a married Participant’s spouse shall be the Participant’s Beneficiary unless or until he or she elects another Beneficiary with Spousal Consent. If no Beneficiary designation is in effect at the Participant’s death, or if no person, persons or entity so designated survives the Participant, the Participant’s surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the first of the following persons or classes then living: (a) his or her issue in equal shares (b) the participant’s parents in equal shares, or (c) the estate of the Participant. If a Participant’s Beneficiary survives the Participant but dies before the distribution of the Participant’s Account, the Beneficiary’s portion of the Participant’s Account shall be paid to the estate of the Beneficiary. Notwithstanding the foregoing, in determining beneficiary status, the Benefits Administration Board shall take into the account the additional beneficiary rules in Section 13.03.

1.09	“Benefits Administration Board” means the persons named by the Board of Directors to administer and supervise the Plan as provided in Article 10.

1.10	“Board of Directors” means the Board of Directors of John Wiley & Sons, Inc., as from time to time constituted.

1.11	“Break in Service” means an event affecting forfeitures, which shall occur as of the Participant’s Severance Date if he or she is not reemployed by the Company or an Affiliated Company within one year after a Severance Date. However, if an employee is absent from work immediately following his or her active employment, irrespective of whether the employee’s employment is terminated, because of the employee’s pregnancy, the birth of the employee’s child, the placement of a child with the employee in connection with the adoption of that child by the employee or for purposes of caring for that child for a period beginning immediately following that birth or placement and that absence from work began on or after the first day of the Plan Year which began in 1985, a Break in Service shall occur only if the Participant does not return to work within two years of his or her Severance Date. A Break in Service shall not occur during an approved leave of absence or during a period of military service, which is included in the Employee’s Years of Service pursuant to Section 1.48.

1.12
“Catch-up Contributions” means, effective as of January 1, 2002, pre-tax contributions made to the Plan pursuant to Section 3.16, which constitute catch-up contributions under Section 414(v) of the Code.

1.13	“Catch-up Contribution Account” means the separate account maintained for each Participant, which is credited with Catch-up Contributions and earnings on those contributions.

1.14	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.15
“Company” means John Wiley & Sons, Inc. or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 12.03, with respect to its employees.

1.16	“Company Contributions” means amounts contributed pursuant to Section 3.03.

1.17	“Company Contribution Account” means the account credited with (i) Company Contributions,

(ii)	certain Transfers attributable to matching contributions or employer contributions and

(iii)	earnings on those contributions.

1.18
“Compensation” means, with respect to the period prior to July 1, 2013, the basic cash remuneration and overtime pay paid to an Employee for services rendered to the Company, determined prior to any reduction pursuant to Section 3.01 or 3.16 or pursuant to a cafeteria plan under Section 125 of the Code or an arrangement under Section 132(f) of the Code, and excluding bonuses, incentive pay, any amount earned on and after October 1, 1995 by the employee on a piece work basis and all other forms of special pay. “Compensation” means, with respect to the period beginning on and after July 1, 2013, the basic cash remuneration, including amounts paid pursuant to any short term disability policy of the Company, and any bonus, incentive pay and overtime pay paid to an Employee during a calendar year for services rendered to the Company, determined prior to any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and its applicable regulations), or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations), or any salary reduction made pursuant to an arrangement under Section 132(f) of the Code, or pursuant to the provisions of another deferred compensation plan maintained by the Company, but excluding any amount earned by the Employee on a piece work basis, any amount contributed by the Company under this Plan or any other public or private retirement pension or employee benefit plan, health, hospitalization, long-term disability, workers’ compensation, death, or retirement benefits whether obtained through insurance coverage or otherwise, any stock, options, or other rights received under any Company incentive stock, stock option, or stock purchase plan, and all other forms of special pay.

However, Compensation for a Plan Year shall not exceed the Annual Dollar Limit. The Annual Dollar Limit shall apply to Compensation earned after the date an Employee becomes a Participant under Section 2.02.  Notwithstanding the foregoing, effective with respect to Plan Years beginning on or after January 1, 2008, Compensation for purposes of determining Deferred Cash Contributions shall not include amounts that are excluded from compensation within the meaning of Section 415(c)(3) of the Code and Section 1.415(c)-(2) of the regulations thereunder.

1.19
“Contribution Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee Contributions and Company Contributions for that Plan Year (excluding any Company Contributions forfeited under the provisions of Sections 3.01 and 3.09), to (b) his or her Statutory Compensation for that entire Plan Year; provided that, upon the direction of the Benefits Administration Board, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent.

1.20	“Deferred Account” means the account credited with (i) Deferred Cash Contributions made on a Participant’s behalf, (ii) certain Transfers attributable to deferred cash contributions and
(iii) earnings on those contributions.

1.21	“Deferred Cash Contributions” means amounts contributed pursuant to Section 3.01.

1.22
“Disability” means total and permanent physical or mental disability, as evidenced by eligibility for and continued receipt of disability payments under the Company’s long-term disability program. Effective as of January 1, 2010, with respect to a Participant who becomes disabled while in qualified military service (as defined in Section 414(u) of the Code) and while his or her reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such Participant shall be deemed to have incurred a Disability for purposes of the Plan if he or she would be considered totally and permanently disabled under the Company’s long-term disability program even though he or she otherwise may be ineligible for benefits thereunder due to the injury occurring while in the military service.

1.23	“Discretionary Profit-Sharing Contribution” means amounts contributed pursuant to Section 3.05.

1.24
“Discretionary Profit-Sharing Contribution Account” means, effective as of July 1, 2013, the separate account maintained for each eligible Participant, which is credited with Discretionary Profit-Sharing Contributions pursuant to Section 3.05 and earnings on those contributions.

1.25
“Earnings” means the amount of income to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Section 3.01, 3.09, 3.010 or 3.11 for the Plan Year, including for Plan Years beginning prior to January 1, 2008 any “gap” period, as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Section 402(g), 401(k) and 401(m) of the Code.

1.26	“Effective Date” means December 1, 1977 for the Plan. The effective date of this restatement is July 1, 2013.

1.27
“Employee” means any person employed by the Company who receives stated compensation other than a pension, severance pay, retainer, or fee under contract; however, the term “Employee” excludes any Leased Employee, any person who is compensated solely on a piece work basis, any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his or her participation in the Plan, any person classified as a consultant by the Company, any other person on the payroll of a third party with whom the Company has contracted for the provision of said person’s services, and effective January 1, 2007, any person who is a bona fide resident of Puerto Rico. In addition, any person who, pursuant to a written contract with the Company that provides that he or she (a) is classified as an independent contractor and not as an employee and (b) waives participation in the Plan, shall be excluded from the definition of Employee and shall not be eligible to participate in the Plan during the period such written contract is in effect, regardless of such person’s reclassification for such period by the Internal Revenue Service for tax withholding purposes. The term “employee” as used in this Plan means any individual who is employed by the Company or an Affiliated Company as a common law employee of the Company or Affiliated Company, regardless of whether the individual is an “Employee,” and any Leased Employee.

1.28	“Employee Contributions” means amounts contributed pursuant to Section 3.02.

1.29	“Employee Contribution Account” means the account credited with (i) Employee Contributions,

(ii)	certain Transfers attributable to after-tax contributions and (iii) earnings on those contributions.

1.30 “Enrollment Date” means July 1, 1998 and the first day of any calendar quarter following that date.

On and after January 1, 1991 and before July 1, 1998, Enrollment Date meant any January 1 and July 1. Prior to January 1, 1991, Enrollment Date meant the first day of any calendar month. On and after January 1, 2011, Enrollment Date means the first day of the first payroll period commencing on or next following the date the Employee meets the requirements of Section 2.01.

1.31	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.32	“Fund” or “Investment Fund” means the separate funds in which contributions to the Plan are invested in accordance with Article 4.

1.33	“Highly Compensated Employee” means for each Plan Year, any employee of the Company or an Affiliated Company (whether or not eligible for membership in the Plan) who:
(a)	was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or
(b)	for the preceding Plan Year received Statutory Compensation in excess of $80,000.

The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.
Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Company, which constitutes income from sources within the United States, shall be disregarded for all purposes of this Section.
The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.34	“Hour of Service” means each hour for which the employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company.

1.35	“Leased Employee” means any person (other than a common law employee of the Company who, pursuant to an agreement between the Company and any other person (“leasing organization”), has performed services for the Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

1.36	“NonHighly Compensated Employee” means for any Plan Year an employee of the Company or an Affiliated Company who is not a Highly Compensated Employee for that Plan Year.

1.37
“Notice” means the indication by the Employee of his or her wishes regarding a Plan transaction through the means written, electronic or telephonic, provided for the particular purpose by the Benefits Administration Board.

1.38	“Participant” means any person included in the membership of the Plan as provided in Article 2.

1.39	“Plan” means the John Wiley & Sons, Inc. Employees’ Savings Plan, as set forth in this document or as amended from time to time.

1.40	“Plan Asset Committee” means the persons named by the Board of Directors for purposes of managing the assets of the Plan as provided in Article 10.

1.41	“Plan Year” means, on and after January 1, 1991, the 12-month period beginning on any January 1.

The period from May 1, 1990 to December 31, 1990 was a short Plan Year. Prior to May 1, 1990, Plan Year meant the 12-month period beginning on any May 1.

1.42	“Pre-tax Contributions” means a Participant’s Deferred Cash Contributions and Catch-up Contributions.

1.43
“Rollover Account” means the account credited with (i) Rollover Contributions made by a Participant, (ii) certain Transfers attributable to rollover contributions and (iii) earnings on those contributions.

1.44	“Rollover Contributions” means amounts contributed pursuant to Section 3.04.

1.45
“Severance Date” means the earlier of (a) the date an employee quits, retires, is discharged or dies, or (b) the last day of an authorized leave of absence, or if later, the first anniversary of the date on which an employee is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.46
“Spousal Consent” means the written consent of a Participant’s spouse to the Participant’s designation of a specified Beneficiary. The spouse’s consent shall be witnessed by a notary public. The consent of the spouse shall also acknowledge the effect on him or her of the Participant’s election. The requirement for spousal consent may be waived by the Benefits Administration Board if it believes there is no spouse, that the spouse cannot be located, that a legal separation has occurred, or because of such other circumstances as may be established by applicable law.

1.47
“Spouse” means, prior to September 16, 2013 the Participant’s spouse, as defined under federal law, including the Defense of Marriage Act. Effective on and after September 16, 2013 (or such other earlier date as may be prescribed by the Internal Revenue Service), “Spouse” means any person who is the legal spouse of the Participant under applicable domestic or foreign law, regardless of the laws of the state in which they work or reside. For purposes of this Plan, a Participant shall be considered to be “married” only if he is in a relationship with a Spouse which has not been terminated or declared null under applicable law.

1.48
“Statutory Compensation” means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to a Company or an Affiliated Company, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For purposes of determining Highly Compensated Employees under Section 1.33 and key employees under Section 13.06(a)(iii), Statutory Compensation shall include amounts contributed by the Company pursuant to a salary reduction agreement, which are not includible in the gross income of the employee under Sections 125, 132(f), 402(g)(3), 414(v) or 457(b) of the Code. For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Benefits Administration Board directs otherwise for a particular Plan Year. Statutory Compensation for a Plan Year shall not exceed the Annual Dollar Limit, provided that such Limit shall not be applied in determining Highly Compensated Employees under Section 1.33. For Plan Years beginning on or after July 1, 2007, “Statutory Compensation" shall also include:

(a)	salary continuation payments for military service as described in Treasury Regulation Section 1.415(c)-2(e)(4),
(b)	compensation paid after severance from employment as described in Treasury Regulation Section 1.415(c)-2(e)(3)(i), (ii) and (iii)(A),

(c)	foreign income as described in Treasury Regulation Section 1.415(c)-2(g)(5)(i), excluding amounts described in Treasury Regulation Section 1.415(c)-2(g)(5)(ii).
Payments not described above, including, but not limited to, amounts described in Treasury Regulation Section 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered Statutory Compensation if paid after severance from employment, even if such amounts are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment, except compensation used to determine Basic Retirement Contributions described in Section 3.04(b) with respect to a Participant who is permanently and totally disabled as defined in Section 22(e)(3) of the Code . Effective for Plan Years beginning on or after July 1, 2007, Statutory Compensation shall not exceed the limitation on compensation under Section 401(a)(17) of the Code. Effective for Plan Years beginning on or after January 1, 2009, Statutory Compensation shall also include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Company.

1.49
“Termination of Employment” means separation from service with the Company and all Affiliated Companies as determined by the Company for purposes of determining whether a Participant is eligible for a distribution pursuant to Article 9.

1.50
“Transfers” means the portion of the Basic Retirement Contribution Account, Company Contribution Account, the Employee Contribution Account, the Deferred Account, the Catch-up Contribution Account, the Transfer ESOP Account, and the Rollover Account of any Participant that is attributable to amounts transferred to the Plan on his or her behalf from the trust of a qualified profit sharing or other defined contribution plan pursuant to the provisions of Section 12.02.

1.51	“Transfer ESOP Account” means (i) the account credited with certain Transfers attributable to employer contributions and (ii) the earnings on those contributions.

1.52	“Trustees” means the trustees holding the funds of the Plan as provided in Article 11.

1.53	“Valuation Date” means the date or dates in each calendar month on which any valuation is made, as determined under the procedure established by Benefits Administration Board pursuant to Section 5.04.

1.54	“Vested Portion” means the portion of the Accounts in which the Participant has a nonforfeitable interest as provided in Article 6, or if applicable, Section 13.05.

1.55
“Year of Participation” means any period totaling 12 months during which the Participant has an election pursuant to Section 3.01 or 3.02 in effect, and any period after the Employee is eligible to participate during which an election to contribute is not or would not be effective because the Participant is (a) absent due to a parental leave described in Section 1.011, (b) on an unpaid leave of absence, (c) employed by an Affiliated Company not participating in the Plan, or (d) absent for any other reason approved by the Benefits Administration Board.

1.56
“Years of Service” means, except as otherwise provided in Appendix A, an employee’s period of employment with the Company or any Affiliated Company, whether or not as an Employee, beginning on the date he or she first completes an Hour of Service and ending on his or her Severance Date, provided that:

(a)
if his or her employment terminates and he or she is reemployed within one year of the earlier of (i) his or her date of termination or (ii) the first day of an absence from service immediately preceding his or her date of termination, the period between his or her Severance Date and his or her date of reemployment shall be included in his or her Years of Service;

(b)
if he or she is absent from the service of the Company or any Affiliated Company because of service in the uniformed services of the United States and he or she returns to service with the Company or an Affiliated Company having applied to return while his or her reemployment rights were protected by law, the absence shall be included in his or her Years of Service;

(c)
if he or she is on a leave of absence approved by the Company, under rules uniformly applicable to all Employees similarly situated, the Company may authorize the inclusion in his or her Years of Service of any portion of that period of leave which is not included in his or her Years of Service under (a) or (b) above; and

(d)	if his or her employment terminates and he or she is reemployed, his or her Years of Service after reemployment shall be aggregated with his or her previous period or periods of Years of Service.

ARTICLE 2. ELIGIBILITY AND PARTICIPATION

2.01	Eligibility

Each employee shall be eligible to become a Participant on any Enrollment Date next following the date on which he or she complete six months (three months, effective on and after January 1, 2014) of employment with the Company or Affiliated Company, provided he or she is then an Employee, except as otherwise provided in Appendix A.

2.02	Participation

(a)	Effective as of July 1, 2013, a person who is a Participant on June 30, 2013 shall remain a Participant on July 1, 2013, subject to the provisions of Section 2.05. .

(b)
(i) An Employee who has satisfied the eligibility requirements under Section 2.01 and who is not a Participant on June 30, 2013 shall become a Participant on July 1, 2013, provided he or she is an Employee as of that date. Any other eligible Employee shall become a Participant on his or her Enrollment Date, provided he or she is an Employee on such date.

(ii) An individual who on June 30, 2013 is Disabled (as such term is defined in Section 3.04) but is not a Participant on such date, shall become a Participant on July 1 2013, provided he or she is still Disabled, on that date.

(c)
Effective as of July 1, 2013, an eligible Employee who becomes a Participant pursuant to paragraphs (a) and (b)(i) above may make the following elections under the procedures the Benefits Administration Board shall prescribe:

(i)	He or she may designate a different percentage rate of Compensation he or she wishes to defer pursuant to Section 3.01 or contribute under Section 3.02 or both;
(ii)	He or she may make an investment election; and

(iii)	He or she may designate a Beneficiary.

An individual who becomes a Participant pursuant to paragraph (b)(ii) above may make the elections described in clauses (ii) and (iii) of the preceding sentence under the procedures the Benefits Administration Board shall prescribe.

2.03	Reemployment of Former Employees and Former Participants

Any person reemployed by the Company as an Employee, who was previously a Participant or who was previously eligible to become a Participant, shall be eligible to become a Participant hereunder entitled to have contributions made on his or her behalf pursuant to the provisions of Article 3 as soon as administratively practicable following the Employee’s reemployment date, but no later than the first day of the first payroll period of the first month following the Employee’s reemployment date (the “reenrollment date”). Any person reemployed by the Company as an Employee on or after January 1, 2002, who was not previously eligible to become a Participant, shall become a Participant upon completing the eligibility requirements described in Section 2.01 and shall be eligible to have Deferred Cash Contributions made on his or her behalf pursuant to the provisions of Section 3.01 as soon as administratively practicable following his or her Enrollment Date.

2.04	Transferred Participants

Notwithstanding any provision of the Plan to the contrary, a Participant who remains in the employ of the Company or an Affiliated Company but ceases to be an Employee shall continue to be a Participant in the Plan but shall not be eligible to make Employee Contributions or receive allocations of Deferred Cash Contributions, Basic Retirement Contributions, Discretionary Profit Sharing Contributions or Company Contributions while his or her employment status is other than as an Employee.

2.05	Termination of Participation

A Participant’s participation shall terminate on the date he or she is no longer employed by the Company or any Affiliated Company unless the Participant is entitled to benefits under the Plan, in which event his or her participation shall terminate when those benefits are distributed to him or her.

ARTICLE 3.  CONTRIBUTIONS

3.01	Deferred Cash Contributions

(a)
A Participant may elect on his or her application filed under Section 2.02 to reduce his or her Compensation payable while an Employee by at least 2 percent and not more than 50 percent, in multiples of 1 percent, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions. Deferred Cash Contributions shall be further limited as provided below and in Sections 3.09, 3.11 and 3.12. Any Deferred Cash Contributions shall be paid to the Trustees as soon as practicable, but in no event later than the 15th day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

Notwithstanding the foregoing, with respect to a Participant who is first employed or reemployed by the Company on or after January 1, 2006, effective as of his or her Enrollment Date or reenrollment date, as defined in Article 2, the Participant shall have his or her Compensation payable while an Employee reduced by 3 percent (4 percent for a Participant who is first employed or is reemployed by the Company on or after January 1, 2014) and have that amount contributed to the Plan by the Company as Deferred Cash Contributions, and effective as of the first payroll period of each July following said Participant’s Enrollment Date or reenrollment date, said contribution percentage shall be increased each year by 1 percent to a maximum of 10 percent (the ”escalating contribution option”). Such amounts shall be contributed on the Participant’s behalf by the Company as Deferred Cash Contributions until and unless the Participant elects, in accordance with the procedures and within such time periods as the Benefits Administration Board shall prescribe, to receive such Compensation (or any portion thereof) directly from the Company in cash. Such reduction in Compensation shall commence on or as soon as administratively practicable following (i) the Participant’s Enrollment Date, or (ii) the

Participant’s reenrollment date, as defined in Article 2, and shall be applied to Compensation which could have been subsequently received by the Participant. Such Participant may elect, subject to the provision of paragraphs (b) through (d) below, to opt out of this escalating contribution option and/or to increase the reduction of his or her subsequent Compensation, in multiples of 1 percent, up to a total of 50 percent, reduce the reduction of his or her Compensation in multiples of 1 percent, to a minimum of 2 percent or elect a 0 percent reduction. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply, or as soon as administratively practicable thereafter.

Notwithstanding the foregoing, with respect to a Participant who is an Employee on January 1, 2014, and immediately prior to that date such Participant’s Deferred Cash Contribution rate is 0 to 3 percent, effective as of January 1, 2014, such Participant’s Compensation payable while an Employee shall be reduced by 4 percent and such amount shall be contributed to the Plan by the Company as Deferred Cash Contributions, and effective as of the first payroll period of each subsequent July, said contribution percentage shall be increased each year by 1 percent to a maximum of 10 percent (the ”escalating contribution option”). Such amounts shall be contributed to the Plan on the Participant’s behalf by the Company as Deferred Cash Contributions unless or until the Participant elects, in accordance with procedures and within such time periods as the Benefits Administration Board shall prescribe, to receive such Compensation (or any portion thereof) directly from the Company in cash. Such reduction in Compensation shall commence with the first payroll period in January of 2014, and shall be applied to Compensation which could have been subsequently received by the Participant. Such Participant may elect, subject to the provision of paragraphs (b) through (d) below, to opt out of this escalating contribution option and/or to increase the reduction of his or her subsequent Compensation, in multiples of 1 percent, up to a total of 50 percent, reduce the reduction of his or her Compensation, in multiples of 1 percent, to a minimum of 2 percent or elect 0 percent reduction. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply, or as soon as administratively practicable thereafter.

Alternatively, a Participant who elects to instead receive the 3 percent (4 percent for Participants employed or reemployed by the Company on or after January 1, 2014) of Compensation described in the above paragraphs directly from the Employer in cash may elect at a later date, subject to the provisions of paragraphs (b) and (e) below, (i) to have his or her subsequent Compensation reduced by at least 2 percent, but no more than 50 percent, in multiples of 1 percent, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions, or (ii) to have his or her subsequent Compensation reduced, in multiples of 1 percent, by at least 2 percent but not greater than 10 percent, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions, with the elected contribution percentage being increased each year by 1, 2 or 3 percent (as designated by the Participant) to a maximum of 10 percent, effective as of the first payroll period of each July following the effective date of the Participant’s election (or the first payroll period of another calendar month designated by the Participant). Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

Except as otherwise provided in Section 2.04, each other Participant may elect, subject to the provisions of paragraphs (b) through (d) below, (i) to have his or her subsequent Compensation reduced by at least 2 percent, but no more than 50 percent, in multiples of 1 percent, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions or, (ii) to have his or her subsequent Compensation reduced, in multiples of 1 percent, by at least 2 percent but not greater than 10 percent, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions, with the elected contribution percentage being increased each year by 1, 2 or 3 percent (as designated by the Participant) to a maximum of 10 percent, effective as of the first payroll period of each July following the effective date of the Participant’s election (or the first payroll period of another calendar month designated by the Participant). Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

Notwithstanding the foregoing, a Participant’s election to reduce his or her Compensation pursuant to the foregoing provisions of this Section 3.01 shall be in multiples of 1 percent, unless otherwise provided by the Benefits Administration Board under rules uniformly applicable to all employees similarly situated.

Deferred Cash contributions shall be paid to the Trustees as soon as administratively practicable, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

(b)
No Participant shall be permitted to have Pre-tax Contributions or similar contributions made under this Plan or any other qualified plan maintained by the Company or an Affiliated Company during any calendar year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year, except to the extent permitted under Section 3.16 of the Plan and Section 414(v) of the Code, if applicable. If a Participant’s Pre-tax Contributions in a calendar year reach that dollar limitation, his or her election of Pre-tax Contributions for the remainder of the calendar year will be canceled. Each Participant affected by this paragraph (b) may elect to change or suspend the rate at which he or she makes Employee Contributions in a manner to be determined by the

Benefits Administration Board. As of the first pay period of the calendar year following such cancellation, the Participant’s election of Pre-tax Contributions shall again become effective in accordance with his or her previous election, unless the Participant elects otherwise in accordance with Section 3.07.

(c)
In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Affiliated Company exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Participant shall be deemed to have elected a return of Deferred Cash Contributions in excess of such limit (“excess deferrals”) from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.07 for that calendar year.

(d)
In the event any Deferred Cash Contributions returned under this paragraph (c) were matched by Company Contributions under Section 3.03, those Company Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions. In the event those Company Contributions subject to forfeiture have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant. Notwithstanding the foregoing, in lieu of a return of the excess deferrals, a Participant may elect to have the Plan treat all or a portion of the excess deferrals as Employee Contributions, subject to the limitations of Section 3.02. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Participant and then recontributed to the Plan by the Participant as Employee Contributions for the Plan Year in which the excess deferrals were made.  Recharacterized excess deferrals, together with Earnings, shall be considered Employee Contributions made in the Plan Year to which the excess deferrals relate for purposes of Section 3.08 and shall be subject to the withdrawal provisions applicable to Employee Contributions under Article 7. If the excess deferrals were matched by Matching Contributions, the corresponding Matching Contributions shall remain allocated to the Participant’s Company Contributions Account to the extent such excess deferrals, if made as Employee Contributions, would have been matched under the provisions of Section 3.03. The Participant’s election to recharacterize excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made, or within such shorter period as the Benefits Administration Board may prescribe. Any excess deferrals, together with Earnings, which are not recharacterized under this paragraph shall be returned to the Participant as provided above.

(e)
If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Company or an Affiliated Company for any calendar year and those contributions when added to his or her Deferred Cash Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Benefits Administration Board, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.07 for that calendar year. In the event any Deferred Cash Contributions returned under this paragraph (d) were matched by Company Contributions under Section 3.03, those Company Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions. In the event those Company Contributions subject to forfeiture have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant.

Notwithstanding the foregoing, if the Participant is a Nonhighly Compensated Employee, then, in lieu of a return of the excess deferrals, the Participant may elect to have the Plan treat all or a portion of the excess deferrals attributable to his Pre-tax Contributions as Employee Contributions, subject to the limitations of Section 3.02. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Participant and then recontributed to the Plan by the Participant as Employee Contributions for the Plan year in which the excess deferrals were made. Recharacterized excess deferrals shall be considered Employee Contributions made in the Plan Year to which the excess deferrals relate for purposes of Section 3.09 and shall be subject to the withdrawal provisions applicable to Employee Contributions under Article 7. If the excess deferrals were matched by Company Contributions, the corresponding Company Contributions shall remain allocated to the Participant’s Employer Account to the extent such excess deferrals, if made as Employee Contributions, would have been matched under the provisions of Section 3.03. The Participant’s election to recharacterize excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made or within such shorter period as the Benefits Administration Board may prescribe.

3.02	Employee Contributions

Any Participant may make Employee Contributions under this Section whether or not he or she has elected to have Deferred Cash Contributions made on his or her behalf pursuant to Section 3.01. The amount of Employee Contributions shall be at least 2 percent and not more than 25 percent of his or her Compensation while a Participant, in multiples of 1 percent; provided, however, that if the Participant has an election under Section 3.01 in effect, the maximum percentage of Compensation that the Participant may elect to contribute under this Section, shall be equal to the excess of 50 percent (25 percent with respect to Plan Years commencing prior to January 1, 2011), over the percentage elected by the Participant under Section 3.01 but not greater than 25 percent. Employee Contributions shall be further limited as provided in Sections 3.10, 3.11,  and
3.12. The Employee Contributions of a Participant shall be made through payroll deductions and shall be paid to the Trustees as soon as administratively practicable, but in no event later than the 15th day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

3.03	Company Contributions

(a)
With respect to Plan Years commencing prior to January 1, 2014, the Company shall contribute on behalf of a Participant who elects to make Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions, an amount equal to (i) 100 percent of the first 2 percent of Compensation, plus (ii) 25 percent of the next 4 percent of Compensation so contributed to the Plan on behalf of or by the Participant during each payroll period, in the following order of priority: (a) Deferred Cash Contributions, then (b) Employee Contributions, and then (c) Catch-up Contributions.

With respect to Plan Years commencing on or after January 1, 2014, the Company shall contribute on behalf of a Participant who elects to make Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions, an amount equal to (i) 25 percent of the first 6 percent of Compensation so contributed to the Plan on behalf of or by the Participant during each payroll period, in the following order of priority: (a) Deferred Cash Contributions, then (b) Employee Contributions, and then (c) Catch-up Contributions. In no event, however, shall the Company Contributions pursuant to this Section with respect to Plan Years commencing on or after January 1, 2014 exceed 1.5 percent of the Participant’s Compensation paid while a Participant with respect to a particular Plan Year.

(b)
Notwithstanding anything contained herein to the contrary, with respect to Plan Years beginning on and after January 1, 2014, if as of the last day of the Plan Year the amount of Company Contributions allocated to a Participant’s Company Contribution Account for such Plan Year is less than 25 percent of the first 6 percent of Compensation contributed to the Plan by or on behalf of the Participant as Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions for such Plan Year, the Company shall make an additional "true-up" Company Contribution   on behalf of such Participant in an amount equal to the difference. Such true-up Company Contribution shall be credited to the Participant’s Company Contribution Account as soon as practicable following the end of the Plan Year. The true-up Company Contribution described in the preceding sentence shall also be made with respect to a Participant who terminates employment during the Plan Year and such true-up Company Contribution shall be made as soon as administratively practicable following the end of the calendar year in which the Participant terminates employment or, if so determined by the Benefits Administration Board, the date the Participant terminates employment with the Company and all Affiliated Companies, if earlier.

(c)
The Company Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.09, 3.10, 3.11 and 3.12, as applicable. If any portion of the Deferred Cash Contribution, Employee Contribution and/or Catch-up Contribution to which the Company Contribution relates is returned to the Participant under Section 3.01, 3.09, 3.10, 3.11 and/or 3.12, the corresponding Company Contribution shall be forfeited (except as otherwise provided under Section 3.01), and if any amount of the Company

Contribution is deemed an excess aggregate contribution under Section 3.10, such amount shall be forfeited in accordance with the provisions of that Section. In the event those Company Contributions subject to forfeiture have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant. The Company Contributions shall be paid to the Trustees as soon as practicable.

3.04	Basic Retirement Contributions

(a)
With respect to the Plan Year commencing January 1, 2013, the Company shall make a Basic Retirement Contribution on behalf of each Participant who (i) is employed by the Company as an Employee on December 31, 2013, (ii) while employed by the Company as an Employee during the Plan Year ending December 31, 2013 (the “2013 Plan Year”),

(1)
dies or terminates employment due to Retirement (as defined below), (2) incurs a Disability, or (3) incurs an involuntary Termination of Employment due to a corporate restructuring, as defined by the Benefits Administration Board, (all hereinafter referred to as an “eligible 2013 Participant”) in the amount as determined below.

(i)
If an eligible 2013 Participant who is not Disabled (as defined in this Section) was hired on or after July 1, 2012, and was not a participant in the Employees’ Retirement Plan of John Wiley & Sons, Inc. (“Retirement Plan”) on June 30, 2013, his or her Basic Retirement Contribution for the 2013 Plan Year shall be equal to 3 percent of his or her Compensation during the period January 1, 2013 through December 31, 2013.

(ii)
If an eligible 2013 Participant who is not Disabled was a participant in the Retirement Plan on June 30, 2013, his or her Basic Retirement Contribution for the 2013 Plan Year shall be equal to 3 percent of his or her Compensation during the period July 1, 2013 through December 31, 2013.

(iii)
Notwithstanding the foregoing, with respect to a Participant who is a participant under the Retirement Plan as of June 30, 2013 and who either (1) was accruing Benefit Service credits under the provisions of Section 4.05(a) of the Retirement Plan on June 30, 2013 and who is Disabled on or prior to July 1, 2013, or (2) is an Employee on July 1, 2013 who t becomes Disabled after July 1, 2013 and prior to January 1, 2014, the Company shall make Basic Retirement Contributions to the Plan on behalf of such Disabled Participant for the portion of the period July 1, 2013 through December 31, 2013 during which he or she is Disabled. Such Basic Retirement Contribution shall be equal to 3 percent of the base rate of compensation such Participant would have received during that period had he or she been employed at the base rate of pay in effect immediately prior to the date he or she ceased employment on account of becoming Disabled.

(iv)
Notwithstanding the foregoing, with respect to a Participant who is not a participant under the Retirement Plan as of June 30, 2013 and who becomes Disabled on or after January 1, 2013 and prior to January 1, 2014, the Company shall make Basic Retirement Contributions to the Plan on behalf of such Disabled Participant for the portion of the period January 1, 2013 through December 31, 2013 during which he or she is Disabled. Such Basic Retirement Contribution shall be equal to 3 percent of the base rate of compensation such Participant would have received during that period had he or she been employed at the base rate of pay in effect immediately prior to the date he or she ceased employment on account of becoming Disabled.

The Basic Retirement Contribution for the 2013 Plan Year shall be allocated to the Participant’s Basic Retirement Contribution Account as soon as practicable following the end of such Plan Year.

(b)
Effective for Plan Years beginning on or after January 1, 2014, the Company shall make a Basic Retirement Contribution on behalf of a Participant who is (i) employed by the Company as an Employee, or (ii) is Disabled, (both hereinafter referred to an “eligible Participant”) in the amount as determined below:

(i)
With respect to a Participant who is employed by the Company as an Employee, the Basic Retirement Contribution shall be equal to three percent of such Participant’s Compensation for each payroll period.

(ii)
With respect to a Participant who is Disabled the Company shall contribute Basic Retirement Contributions for such Participant during the period he or she is considered Disabled. The Basic Retirement Contribution made on such Participant behalf during the period he or she remains Disabled shall be equal to three percent of such Participant’s base rate of compensation that he or she would have received during that period had he or she been employed at the base rate of pay in effect immediately prior to the date he or she ceased employment on account of becoming Disabled.

With respect to Plan Years beginning on or after January 1, 2014, Basic Retirement Contributions shall be allocated to the Participant’s Basic Retirement Contribution Account as soon as practicable following each pay period.

Notwithstanding the foregoing and except as otherwise provided above with respect to a Participant who is Disabled, in no event shall the Basic Retirement Contributions pursuant to this paragraph (b) exceed three percent (3%) of the Participant Compensation with respect to a particular Plan Year.

(c)
For purposes of this Section, the term “Disabled” shall have the meaning set forth in Section 22(e)(3) of the Code and shall mean the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

A Participant is considered no longer Disabled for the purposes of this Section upon the earliest to occur of the Participant’s: (1) no longer satisfying the requirements of Section 22(e)(3) of the Code (as determined by an independent third party selected by the Company); (2) ineligibility for benefits under the Company’s long-term disability program; (3) attainment of age 65; (4) commencement of benefits under the Retirement Plan; or (5) death.

For purpose of this Section, the term “Retirement” shall mean the Termination of Employment with the Company and all Affiliated Companies by a Participant on or after the date he or she attains at least age 55 and has completed ten or more years of Years of Service.

3.05	Discretionary Profit-Sharing Contributions

(a)
Effective as of July 1, 2013, the Company, in its sole and absolute discretion, may, with respect to Plan Years beginning on or after January 1, 2013, contribute Discretionary Profit-Sharing Contributions on behalf of each Participant who is an Employee as of the last day of such Plan Year or who, while employed as an Employee during that Plan Year

(i) terminates employment due to death, Retirement (as defined in Section 3.04(c)) or Disability or (ii) incurs an involuntary Termination of Employment due to a corporate restructuring, as defined by the Benefits Administration Board. The amount of such

Discretionary Profit-Sharing Contributions, if any, shall be determined by the Board of Directors as of the close of the Company fiscal year (e.g. April 30th) in which the Plan Year ends and shall be allocated to the Participant’s Discretionary Profit-Sharing Contribution Account as soon as practicable following the end of the Company’s fiscal year but no later than the time (including extensions) prescribed by law for the filing of the Company’s federal income tax return for the year for which the contributions are made.

(b)
The Discretionary Profit Sharing Contributions, if any, for a particular Plan Year shall be a specified percentage (as determined by the Board of Directors) of an eligible Participant’s Compensation received while an Employee during such Plan Year (or with respect to the Plan Year ending December 31, 2013, the portion of such Plan Year during which the eligible Participant was eligible for Basic Retirement Contributions under Section 3.04).

3.06	Rollover Contributions

(a)
With the permission of the Benefits Administration Board and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from or on behalf of an Employee, whether or not he or she has met the eligibility requirements for participation, in cash, any amount (excluding amounts attributable to after-tax amounts) previously received (or deemed to be received) by him or her from a qualified plan. The Plan may receive such amount either directly from the Employee, from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, effective as of January 1, 2002, with the permission of the Benefits Administration Board, the Plan may receive directly from or accept on behalf of an Employee, whether or not he or she has met the eligibility requirements for participation, in cash, a direct rollover of an eligible rollover distribution, excluding after–tax contributions, from (i) an annuity contract described in Section 403(b) of the

Code, or (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. For purposes of this Section 3.06, a qualified plan shall mean a “qualified plan’ described in Section 401(a) of the Code or an annuity plan described in Section 403(a) of the Code.

(b)
Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Employee provides evidence satisfactory to the Benefits Administration Board that such amount qualifies for rollover treatment.

(c)	Rollover Contributions may be received in either of the following ways:

(i)	The Plan may accept such amount as a direct rollover of an eligible rollover distribution from an eligible retirement plan.
(ii)	The Plan may accept such amount directly from the Employee provided such amount:
(A)	was distributed to the Employee by an eligible retirement plan;

(B)	is received by the Plan on or before the 60th day after the day it was received by the Employee;
(C)	would otherwise be includible in gross income; and

(D)	is not attributable to Roth contributions as described in Section 402A of the Code.
Notwithstanding clause (B) above, the Benefits Administration Board may accept a Rollover Contribution more than 60 days after the amount was received by the Employee provided the Employee has received from the Secretary of the Treasury a waiver of the 60-day requirement, pursuant to Section 402(c)(3)(B) of the Code.

For Purposes of this Section 3.06, “eligible retirement plan” means a qualified plan as defined in paragraph (a), an individual retirement account or individual retirement annuity of the Employee described in Section 408(a) or 408(b) of the Code which contains only amounts that were originally distributed from a qualified plan described in Section 401(a) of the Code or an annuity plan described in Section 403(a) of the Code (i.e., a “conduit IRA”), an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

3.07	Change in Contributions

The percentages of Compensation designated by a Participant under Sections 3.01, 3.02 and 3.16 shall automatically apply to increases and decreases in his or her Compensation. Subject to the provisions of Section 3.01, 3.02 and 3.16, a Participant may change the percentage of his or her authorized payroll deduction or reduction by giving such advance Notice as the Benefits Administration Board shall prescribe. The changed percentage shall become effective as soon as administratively practicable following such Notice.

3.08	Suspension of Contributions

(a)
A Participant may suspend his or her contributions under Section 3.02 and/or revoke his or her election under Sections 3.01 and 3.16 by giving such advance Notice as the Benefits Administration Board shall prescribe. The suspension or revocation shall become effective as soon as administratively practicable following such Notice.

(b)
A Participant who has suspended his or her contributions under Section 3.02 may elect to resume such contributions by giving such advance Notice as the Benefits Administration Board shall prescribe to resume such contributions in accordance with Section 3.02. Such contributions shall resume as soon as administratively practicable following such advance Notice. A Participant who has revoked his or her election under Sections 3.01 and/or 3.16 may apply to the Benefits Administration Board to resume having his or her Compensation reduced in accordance with Sections 3.01 and/or 3.16 as soon as administratively practicable following such Notice as the Benefits Administration Board shall prescribed. A Participant who is not permitted to make Deferred Cash Contributions and Employee Contributions pursuant to Section 7.03 or 7.05 may apply to the Benefits Administration Board to have said contributions resume as soon as administratively practicable following such advance Notice as the Benefits Administration Board shall prescribe.

3.09	Actual Deferral Percentage Test

With respect to each Plan Year, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Actual Deferral Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year by more than two percentage points, and such Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year (or such lesser amount as the Benefits Administration Board shall determine to satisfy the provisions of Section 3.09). Notwithstanding the foregoing, the Benefits Administration Board may elect to use the Actual Deferral Percentage for NonHighly Compensated Employees for the preceding Plan Year rather than the Plan Year being tested provided that such election must be evidenced by a Plan amendment.

The Benefits Administration Board may implement rules limiting the Deferred Cash Contributions, which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied.

If the Benefits Administration Board determines that the limitation under this Section has been exceeded in any Plan Year, the following provisions shall apply:

(a)
The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of the Participant’s Statutory Compensation. The amount of Deferred Cash Contributions made by each Highly Compensated Employee in excess of the amount permitted under his or her revised deferral ratio shall be added together. This total dollar amount of excess contributions (“excess contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

(b)
The Deferred Cash Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Cash Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Deferred Cash Contributions to equal the dollar amount of the Deferred Cash Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferred Cash Contributions, or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with Earnings thereon, shall be distributed to him or her in accordance with the provisions of paragraph (c).

(c)
The excess contributions, together with Earnings thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.01 for that Plan Year. The Benefits Administration Board shall prescribe procedures for determining which portion of Deferred Cash Contributions is matched by Company Contributions. In the event any Deferred Cash Contributions returned under this Section were matched by Company Contributions, such corresponding Company Contributions, with Earnings thereon, shall be forfeited and used to reduce Company contributions.

(d)
In the event any Company Contributions subject to forfeiture under this Section have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant.

3.10	Contribution Percentage Test

With respect to each Plan Year, the Contribution Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Contribution Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year multiplied by 1.25. If the Contribution Percentage for such Plan Year for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Contribution Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year by more than two percentage points, and the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Contribution Percentage for the Plan Year for all NonHighly Compensated Employees for the Plan Year who were Participants or eligible to become Participants during the Plan Year (or such lesser amount as the Benefits Administration Board shall determine to satisfy the provisions of Section 3.09). Notwithstanding the foregoing, the Benefits Administration Board may elect to use the Actual Contribution Percentage for NonHighly Compensated Employees for the preceding Plan Year rather than the Plan Year being tested provided that such election must be evidenced by a Plan amendment.

The Benefits Administration Board may implement rules limiting the Employee Contributions, which may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Benefits Administration Board determines that the limitation under this Section 3.08 has been exceeded in any Plan Year, the following provisions shall apply:
(a)
The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of a Participant’s Statutory Compensation. The amount of Employee Contributions and Company Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his or her revised actual contribution ratio shall be added together. This total dollar amount of excess contributions (“excess aggregate contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

(b)
The Employee Contributions and Company Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Employee Contributions, and Company Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (c) below.

(c)	Excess aggregate contributions allocated to a Highly Compensated Employee under paragraph (b) above shall be distributed or forfeited as follows:
(i)	unmatched Employee Contributions, to the extent of the excess aggregate contributions, together with Earnings, shall be paid to the Participant; and then, if necessary,

(ii)
so much of the matched Employee Contributions and corresponding Company Contributions, together with Earnings, as shall be necessary shall be reduced, with the Employee Contributions, together with Earnings, being paid to the Participant and the Company Contributions, together with Earnings, being forfeited and applied to reduce Company Contributions, then, if necessary

(iii)
so much of the Company Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Company Contributions, together with applicable Earnings, being paid to the Participant and the Company Contributions which are forfeitable under the Plan, together with applicable Earnings, being forfeited and applied to reduce Company contributions.

(iv)	The Benefits Administration Board shall prescribe procedures for determining which portion of Employee Contributions is matched by Company Contributions.

(d)
Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any repayment or forfeiture shall be made within 2½ months of the close of the Plan Year in which the excess aggregate contributions were made. In the event any Company Contributions subject to forfeiture have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant.

3.11	Additional Discrimination Testing Provisions

(a)
If any Highly Compensated Employee is a member of another qualified plan of the Company or an Affiliated Company, including, effective as of January 1, 2006, an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Benefits Administration Board shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of Sections 3.09 and 3.10. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of Sections 3.09 and 3.10 will be those made within the Plan Year.

(b)
In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.08, and 3.10 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (b) only if they have the same plan year.

(c)
The Company may elect to use Deferred Cash Contributions to satisfy the tests described in Section 3.10, provided that the test described in Section 3.09 is met prior to such election, and continues to be met following the Company’s election to shift the application of those Deferred Cash Contributions from Section 3.09 to Section 3.10 and provided further that the tests described in Section 3.09 and 3.10 are both performed on either a prior year testing method or a current year testing method.

(d)
The Company may authorize that special “qualified nonelective contributions” shall be made for a Plan Year, which shall be allocated in such amounts and to such Participants, who are not Highly Compensated Employees, as the Benefits Administration Board shall determine provided such allocation procedure complies with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). The Benefits Administration Board shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100 percent nonforfeitable when made. Qualified nonelective contributions made before the last day of the Plan Year ending before July 1, 1989 and earnings credited thereon as of that date may only be withdrawn by a Participant while in service under the provisions of Section 7.04 or 7.05. Any qualified nonelective contributions made on or after the last day of the Plan Year ending before July 1, 1989 and any earnings credited on any qualified nonelective contributions after such date shall only be available for withdrawal under the provisions of Section 7.04. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.09and 3.10, where necessary.

(e)
If the Company elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Company may apply the provisions of Sections 3.09and 3.10 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.12	Maximum Annual Additions

(a)
The annual addition to a Participant’s Accounts for any Plan Year beginning prior to January 1, 2002, which shall be considered the “limitation year” for purposes of Section 415 of the Code, when added to the Participant’s annual addition for that Plan Year under any other qualified defined contribution plan of the Company or an Affiliated Company, shall not exceed an amount which is equal to the lesser of (i) 25 percent of his or her aggregate remuneration for that Plan Year or (ii) $30,000, as adjusted pursuant to Section 415(d) of the Code. With respect to Plan Years (which shall be considered the “limitation year”) beginning after December 31, 2001 and except to the extent permitted under Section 3.16 of the Plan and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan or any other qualified defined contribution plan of the Company or an Affiliated Company, for any limitation year shall not exceed the lesser of:

(i)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or
(ii)	100 percent of the Participant’s remuneration for the limitation year.

The remuneration limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code), which is otherwise treated as an annual addition.

(b)
For purposes of this Section, the “annual addition” to a Participant’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Company or an Affiliated Company shall be the sum of:

(i)	the total contributions, including Deferred Cash Contributions, made on the Participant’s behalf by the Company and all Affiliated Companies,

(ii)	all Participant contributions, exclusive of any Rollover Contributions and Catch-

Up Contributions, and

(iii)	forfeitures, if applicable, that have been allocated to the Participant’s Accounts under this Plan or his or her accounts under any other such qualified defined contribution plan, and
(iv)	solely for purposes of clause (i) of paragraph (a) above, amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Participant.
For purposes of this paragraph (b), any Deferred Cash Contributions distributed under Section 3.09 and any Company Contributions or Employee Contributions distributed or forfeited under the provisions of Section 3.01, 3.09, 3.10 or 3.11 shall be included in the annual addition for the year allocated. However, (i) any loan repayments made under Article 8, (ii) amounts required to be repaid under Section 6.03 as a condition of the restoration of a Participant’s forfeited Company Contribution Account balance, (iii) any excess deferrals timely distributed from the Plan under Section 3.01(c) or (d), and (iv) any Catch-up Contributions, shall be excluded from the definition of Annual Addition.

(c)
For purposes of this Section, the term “remuneration” with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of such Participant by the Company or an Affiliated Company for personal services actually rendered, and shall include amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 132(f), 402(g)(3), 414(v) or 457(b) of the Code, but shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

For Plan Years beginning on or after July 1, 2007, “remuneration” shall also include:

(i)	salary continuation payments for military service as described in Treasury Regulation Section 1.415(c)-2(e)(4),
(ii)	compensation paid after severance from employment as described in Treasury Regulation Section 1.415(c)-2(e)(3)(i), (ii) and (iii)(A),
(iii)	foreign income as described in Treasury Regulation Section 1.415(c)-2(g)(5)(i), excluding amounts described in Treasury Regulation Section 1.415(c)-2(g)(5)(ii).
Payments not described above, including, but not limited to, amounts described in Treasury Regulation Section 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered remuneration if paid after severance from employment, even if such amounts are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment, except compensation used to determine Basic Retirement Contributions described in Section 3.04(b) with respect to a Participant who is permanently and totally disabled as defined in Section 22(e)(3) of the Code. Effective for Plan Years beginning on or after July 1, 2007, remuneration shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.

(d)
With respect to Plan Years beginning prior to July 1, 2007, if the annual addition to a Participant’s Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Participant’s annual compensation or in determining the amount of Deferred Cash Contributions that may be made with respect to a Participant under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Participant’s Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

(i)
The Participant’s unmatched Employee Contributions under Section 3.02 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

(ii)
The Participant’s unmatched Pre-tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant together with any earnings on the contributions to be returned.

(iii)
The Participant’s matched Pre-tax Contributions and corresponding Company Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant’s matched Employee Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Contributions shall be forfeited and used to reduce subsequent contributions payable by the Company.

(iv)
The Participant’s matched Deferred Cash Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant’s matched Deferred Cash Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Company.

Any Deferred Cash Contributions returned to a Participant under this paragraph (d) shall be disregarded in applying the dollar limitation on Deferred Cash Contributions under Section 3.01(b), and in performing the Actual Deferral Percentage Test under Section 3.09. Any Employee Contributions returned under this paragraph (d) shall be disregarded in performing the Contribution Percentage Test under Section 3.10.

Notwithstanding the foregoing, effective for Plan Years beginning on and after July 1, 2007, to the extent that the annual additions to a Participant’s Accounts exceed the limitation set forth in paragraph (a), corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any subsequent guidance.

3.13	Return of Contributions

(a)
If all or part of the Company’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(b)
The Company may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)
In the event that Pre-tax Contributions made under Section 3.01 or 3.16 are returned to the Company in accordance with the provisions of this Section, the elections to reduce Compensation, which were made by Participants on whose behalf those contributions were made, shall be void retroactively to the beginning of the period for which those contributions were made. The Pre-tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Pre-tax Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.14	Contributions Not Contingent Upon Profits

The Company may make contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a “profit-sharing plan” for all purposes of the Code.

3.15	Contributions During Period of Military Leave

(a)
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b)
Without regard to any limitations on contributions set forth in this Article 3, with respect to a Participant who is reemployed and is credited with Years of Service under the provisions of Section 1.56(b) because of a period of service in the uniformed services of the United States, contributions shall be made in accordance with this Section. For purposes of determining the amount of contributions under this Section, an eligible Participant's Compensation for the period of absence shall be deemed to be the rate of Compensation he or she would have received had he or she remained employed as an Employee for that period or, if such rate is not reasonably ascertainable, on the basis of the Participant 's rate of Compensation during the 12-month period immediately preceding such period of absence (or if shorter, the Participant 's period of employment immediately preceding such period). Earnings (or losses) on contributions under this Section shall be credited in accordance with the provisions of Article 4, commencing with the dates the contributions are made to the Trust.

(i)
Such Participant may elect to contribute to the Plan the Pre-tax Contributions and/or Employee Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he or she remained continuously employed by the Company throughout such period of absence (“make-up contributions”). For purposes of determining the amount of make-up contributions a Participant may make, his or her Compensation for the period of absence shall be deemed to be the rate of Compensation he would have received had he or she remained employed as an Employee of that period, or if such rate is not reasonably ascertainable, on the basis of the Participant’s rate of Compensation during the 12- month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Pre-tax Contributions and/or Employee Contributions so determined shall be limited as provided in Sections 3.01, 3.02, 3.09, 3.10, 3.11 and 3.16 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the applicable repayment period. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Participant’s termination of employment (unless he or she is subsequently rehired). The make-up period shall start on the later of: (i) the Participant’s date of reemployment, or (ii) the date the Company notifies the Employee of his or her rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

(ii)	With respect to a Participant who makes the election described in subparagraph (i) above, the Company shall make Company Contributions on the make-up contributions in the amount described in the provisions of Section 3.03, as in effect for the Plan Year to which such make-up contributions relate. Company Contributions under this paragraph shall be made to the Plan at the same time as Company Contributions required to be made for Pre-tax Contributions made during the same period as the make-up contributions are actually made. Earnings (or losses) on Company Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Company Contributions described in Sections 3.03, 3.09 and 3.10 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(iii)
The Company shall make any Basic Retirement Contributions or Discretionary Profit Sharing Contributions on behalf of such Participant that would have been contributed to the Plan on his or her behalf in accordance with Sections 3.04 and

3.05 had the Participant remained continuously employed by the Company throughout such period of absence ("make-up Non-Matching Contributions"). Such make-up Non-Matching Contributions shall be made within 90 days following the Participant's reemployment or when the contribution is otherwise due for the Plan Year in which the absence occurs, if later; provided however if it is impossible or unreasonable for the Employer to make the contribution within that time period, the contributions will be made as soon as practicable following the Participant's date of reemployment. Make-up Non-Matching Contributions so determined shall be limited as provided in Sections 3.04 and 3.05 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which the payment is made.

(c)
With respect to a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code, the Company shall make the Non-Matching Contributions and Matching Contributions on such Participant's behalf that would have been made had the Participant remained employed to the date of his death. Matching Contributions made under this paragraph shall be determined based on the average actual Deferred Cash, Catch- up or Employee Contributions the Participant made for the 12- month period of employment immediately preceding the Participant 's qualified military service (or. if shorter, the Participant's period of employment as an Employee of the Company immediately preceding such qualified military service).

(d)
Notwithstanding any other provisions of this Section, the maximum amount of make-up contributions made by or on behalf of a Participant shall be reduced by the actual amount of Non-Matching Contributions, Deferred Cash Contributions (including Catch-Up Contributions), Employee Contributions, Basic Retirement Contribution, Discretionary Profit Sharing Contribution and/or Company Contributions, as applicable, made by or on behalf of the Participant during his or her period of qualified military service.

(e)
All contributions under this Section are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.12 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

3.16	Catch-up Contributions

Effective for Plan Years beginning on and after December 31, 2001, a Participant who is eligible to make Deferred Cash Contributions under the Plan and who has attained or will have attained age 50 before the last day of the Participant’s taxable year, may elect, in accordance with procedures prescribed by the Benefits Administration Board, to make Catch-up Contributions for any Participant’s taxable year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall be subject to the following special rules:
(a)
A Participant's Catch-Up Contributions shall not be taken into account for purposes of applying the limitations under Sections 402(g) and 415 of the Code and Participants’ Catch-Up Contributions shall not be taken into account in applying the Actual Deferral Percentage test under Section 3.09.

(b)
The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such Catch-Up Contributions.

(c)
The determination of whether a Deferred Cash Contribution under this Section constitutes a Catch-Up Contributions shall be made in accordance with Section 414(v) of the Code and the regulations issued thereunder on the last day of the Plan Year (or in the case of Section 415 of the Code, the Limitation Year, except that, with respect to Deferred Cash Contributions in excess of an applicable limit that is tested on the basis of taxable year or calendar year (e.g., the limit under Section 401(a)(30) of the Code) the determination of whether such Deferred Cash Contributions are treated as Catch-Up Contributions is made at the time they are deferred”. Pre-tax Contributions that are intended to be Catch-Up Contributions for a taxable year but do not qualify as Catch-Up Contributions for such year shall be treated for all purposes under the Plan as Deferred Cash Contributions made under Section 3.01.

(d)
In the event that the sum of a Participant's Catch-Up Contributions and similar contributions to any other qualified defined contribution plan and/or Code Section 403(b) plan maintained by the Company or an Affiliated Company exceeds the dollar limit on catch-up contributions under Section 414(v) of the Code for any calendar year as in effect for such calendar year, the Participant shall be deemed to have elected a return of the Catch-Up Contributions in excess of the limit under Section 414(v) of the Code and such amount shall be treated in the same manner as "excess deferrals" under Section 3.01(c).
(e)
If a Participant makes catch-up contributions under a qualified defined contribution plan and/or Code Section 403(b) plan maintained by an employer other than the Company or an Affiliated Company for any calendar year and those contributions when added to his or her Catch-Up Contributions exceed the dollar limit on catch-up contributions under Section 414(v) of the Code for that calendar year, the Participant may allocate all or a portion of such "excess catch-up contributions" to this Plan. In the event such Participant notifies the Benefits Administration Board of the "excess catch-up contributions" in the same manner as is required for allocated "excess deferrals" under Section 3.01(d), such "excess catch-up contributions" shall be distributed in the same manner as "excess deferrals" under Section 3.01(d).

(f)	A Participant's Catch-Up Contributions shall be subject to the same withdrawal and distribution restrictions as Deferred Cash Contributions made under Section 3.01.

ARTICLE 4. INVESTMENT OF CONTRIBUTIONS

4.01	Investment Funds

(a)
Contributions to the Plan shall be invested by the Trustee as directed by the Participant in accordance with the provisions of this Article 4 (or beneficiary in the event of the death of a Participant) in one or more of the following Investment Funds:

(i)	the Company Stock Fund or

(ii)
one or more other Investment Funds, as authorized by the Plan Asset Committee (prior to March 11, 1999, the Benefits Administration Board) which from time to time may include such equity funds, international equity funds, fixed income funds, money market funds, life-cycle fund, target date fund and other funds as the Plan Asset Committee elects to offer.

(b)
In any Investment Fund, the Trustees may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the trust agreement.

(c)	Dividends, interest, and other distributions received on the assets held by the Trustees in respect to each of the above Funds shall be reinvested in the respective Fund.

(d)
For the purpose of determining the value of the John Wiley & Sons, Inc. common stock held in the Company Stock Fund, such stock shall be valued as of the closing quoted selling price of such stock on the New York Stock Exchange composite tape on the business day such stock is delivered to the Trustee unless otherwise prescribed by the Plan Asset Committee.

4.02	Investment of Participants’ Accounts

A Participant shall make two investment elections, one covering the contributions made to his or her Employee Contribution Account, Deferred Account, Basic Retirement Contribution Account, Catch-up Contribution Account, Company Contribution Account and Discretionary Profit-Sharing Contribution Account, and other covering contributions to his or her Rollover Account, in accordance with one of the following options:
(a)	100 percent in one of the available Investment Funds other than the Company Stock Fund; or
(b)	in more than one Investment Fund allocated in multiples of 1 percent; provided, however, that amounts invested in the Company Stock Fund shall not exceed 25%.

Effective as of July 1, 2006, if a Participant fails to make an investment election, any contributions made on the Participant’s behalf shall be invested in the Plan investment fund as determined by the Plan Asset Committee.

4.03	Responsibility for Investments

Each Participant is solely responsible for the selection of his or her investment options. The Trustees, the Benefits Administration Board, the Plan Asset Committee, the Company, and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.

4.04	Change of Election

A Participant may change his or her investment election under Section 4.02 by giving such advance Notice as the Benefits Administration Board shall prescribe. Such changed investment election shall become effective as soon as administratively practicable following such Notice, and shall be effective only with respect to subsequent contributions.

4.05	Transfer of Accounts Among the Funds

A Participant may elect to transfer all or any portion of his or her Accounts among the Investment Funds, in multiples of 1 percent by giving such advance Notice as the Benefits Administration Board shall prescribe; provided, however, that amounts invested in the Company Stock Fund shall not exceed 25% and a Participant’s right of transfer shall be subject to any restriction imposed by the Investment Fund or the Benefits Administration Board. Such transfer shall be effective as soon as administratively practicable following such Notice.

4.06
Limitations Imposed by Contract, Prospectus or Other Documents of Similar Import Notwithstanding anything in this Article to the contrary, any amounts invested in a fund of guaranteed investment contracts or an investment fund covered by a prospectus or other document of similar import or effect shall be subject to any and all terms of such contracts, prospectus or other documents of similar import or effect, including any limitations therein placed on the exercise of any rights otherwise granted to a Participant under any other provisions of this Plan with respect to such amounts..

4.07	ERISA Section 404(c) Compliance

This Plan is intended to constitute a plan described in Section 404(c) of ERISA. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.

4.08	Additional Rules for Allocation of Earnings

In addition to the rules in this Article 4 providing for the allocation of income or earnings with respect to the Investment Funds under this Plan, the Plan Asset Committee shall have the authority and discretion to determine the allocation or use of any other funds that may accrue to the Plan as a result of any investments, insurance policies or other events, including, but not limited to, the settlement of litigation involving any such funds or the demutualization of an insurance company holding assets of the Plan in one or more group annuity contracts. The Plan Asset Committee shall have the discretion to allocate such amounts to the Investment Fund or Funds that gave rise to such amounts, based on the proportion of the Accounts invested in such Investment Funds. The receipt by the Plan of any such funds shall not be construed as giving any Participant any right, title or interest in or to any such funds.

4.09	Participants Directing Investment to be Named Fiduciaries

To the extent that a Participant exercises control over the investment of the assets in his or her Account in accordance with the provisions of this Article, he shall be deemed a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA.

ARTICLE 5. VALUATION OF THE ACCOUNTS

5.01	Maintenance of Records

The Benefits Administration Board shall maintain, or provide for the maintenance of individual accounts for each Participant that reflect the amount in his or her Employee Contribution Account, Deferred Account, Transfer ESOP Account, Catch-up Contribution Account, Company Contribution Account, Basic Retirement Contribution Account, Discretionary Profit Sharing Contribution Account and Rollover Account.

5.02	Valuation of the Investment Funds

On each Valuation Date there shall be allocated to the Accounts of each Participant his or her proportionate share of the increase or decrease in the fair market value of his or her Accounts in each of the Funds. Whenever an event requires a determination of the value of the Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.03.

5.03	Discretionary Power of the Benefit Administration Board

The Benefit Administration Board reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.04	Valuation Dates

The Benefits Administration Board shall establish procedures for determining the Valuation Dates, which shall apply for withdrawals, distributions, or other relevant purposes. Valuation Dates need not be the same for all purposes. The Investment Funds shall generally be revalued by the Trustees on each trading day of the New York Stock Exchange.

5.05	Statement of Accounts

A Participant (or, in the event of the death of the Participant, a Beneficiary) shall be furnished with a statement setting forth the value of his or her Accounts, the Vested Portion of his or her Accounts and such other information as required under Section 105(a) of ERISA. Such statement shall be furnished in the time and manner prescribed by Section 105(a) of ERISA and related guidance thereto.

ARTICLE 6. VESTED PORTION OF ACCOUNTS

6.01	Employee Contribution Account, Deferred Account, Transfer ESOP Account, Catch-up Contribution Account and Rollover Account
A Participant shall at all times be 100 percent vested in, and have a nonforfeitable right to, his or her Employee Contribution Account, Deferred Account, Transfer ESOP Account, Catch-up Contribution Account and Rollover Account.

6.02	Basic Retirement Contribution Account and Discretionary Profit-Sharing Contribution Account
A Participant shall be at all times 100 percent vested in, and have a nonforfeitable right to, his or her Basic Retirement Contribution Account and Discretionary Profit-Sharing Contribution Account.

6.03	Company Contribution Account

(a)	A Participant shall be vested in, and have a nonforfeitable right to, his or her Company Contribution Account in accordance with the following schedule:

Years of Participation                 Nonforfeitable Percentage

less than 1 year	0%
1 but less than 2 years	34
2 but less than 3 years	67
3 or more years	100

Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his Company Contribution Account upon completion of five Years of Service. Notwithstanding the foregoing, a Participant who completes at least one Hour of Service on or after January 1, 2002 shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Contributions Account upon the completion of three Years of Service.

Except asotherwise provided in Appendix A, a Participant who completes at least one Hour of Service on or after January 1, 2011, shall be vested in, and have a nonforfeitable right to, his or her Company Contribution Account in accordance with the following schedule:

Years of Service Nonforfeitable Percentage

less than 1 year	0%
1 but less than 2 years	34
2 but less than 3 years	67
3 or more years	100

(b)
Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his or her Accounts if while employed by the Company or an Affiliated Company a Participant dies, incurs a Disability or attains age 65.

(c)
Notwithstanding the foregoing, a Participant who dies or (effective as of January 1, 2010, incurs a Disability) while in qualified military service (as defined in Section 414(u) of the Code) and while his or her reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, he or she shall be considered to have died or incurred such Disability while employed by the Company or an Affiliated Company and he or she shall be 100 percent vested in his Company Contribution Account as of the date of his or her death or Disability.

(d)
Notwithstanding any Plan provision to the contrary, a Participant who completes at least one Hour of Service on or after January 1, 2014 shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Contribution Account.

6.04	Disposition of Forfeitures

(a)
Upon termination of employment of a Participant who was not fully vested in his or her Company Contribution Account, the non-vested portion of his or her Company Contribution Account shall not be forfeited until the Participant has a period of Break in Service of five years or receives a distribution of the Vested Portion of his or her Accounts, if earlier. If the former Participant is not reemployed by the Company or an Affiliated Company before he or she has a period of Break in Service of five years or receives such a distribution, the non-vested portion of his or her Company Contribution Account shall be forfeited. Any amounts forfeited pursuant to this paragraph (a) (or any other provision of the Plan) shall be applied, in the discretion of the Benefits Administration Board, to any one or more of the following: (1) to restore (unadjusted by any gains or losses) amounts previously forfeited which are being restored in accordance with paragraph (b); (2) to pay for those administrative expenses which are properly payable under the Plan; or (3) to reduce Company Contributions. If the amount of the Vested Portion of a Participant’s Company Contribution Account at the time of his or her termination of employment is zero and the Participant had not at any time made Deferred Cash Contributions to the Plan, the Participant shall be deemed to have received a distribution of such zero vested benefit.

(b)
If an amount of a Participant’s Company Contribution Account has been forfeited in accordance with paragraph (a) above, that amount shall be subsequently restored to the Participant’s Company Contribution Account provided (i) he or she is reemployed by the

Company or an Affiliated Company before he or she has a period of Break in Service of five years and (ii) he or she repays to the Plan during his or her period of reemployment and within five years of his or her date of reemployment an amount in cash equal to the full amount distributed to him or her from the Plan on account of his or her termination of employment, other than the amount attributable to Rollover Contributions made under Section 3.04, provided, however, that he or she may elect to repay to the Plan all or part of that amount as well, subject to the limitations of Section 3.11. Repayment shall be made in one lump sum.

(c)
In the event that any amounts to be restored by the Company to a Participant’s Company Contribution Account have been forfeited under paragraph (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Company contributions and if any amounts remain to be restored, the Company shall make a special Company contribution equal to those amounts.

ARTICLE 7. WITHDRAWALS WHILE STILL EMPLOYED

7.01	Withdrawal of Employee Contributions

(a)
A Participant may, subject to Section 7.06, elect to withdraw all or part of the Employee Contributions in his or her Employee Contribution Account made before January 1, 1987, not to exceed his or her non-taxable basis, excluding earnings thereon.

(b)
A Participant who has withdrawn the amounts described in paragraph (a) above may, subject to Section 7.06, elect to withdraw all or part of his or her Employee Contribution Account attributable to Employee Contributions made on or after January 1, 1987, with earnings thereon. Notwithstanding the preceding sentence, a Participant who has not been a Participant for at least five years as of the date of the withdrawal may not withdraw his or her matched Employee Contributions, if any, made within the 24-month period preceding the date of withdrawal.

(c)
A Participant who has withdrawn the amounts described in paragraphs (a) and (b) above may, subject to Section 7.06, elects to withdraw the remaining amounts in his or her Employee Contribution Account attributable to Employee Contributions made before January 1, 1987.

(d)	Any such withdrawal under the preceding paragraphs of this Section 7.01 shall be made no more than twice in any calendar year.

7.02	Withdrawal of Rollover Contributions

A Participant who has withdrawn the amounts available for withdrawal under Section 7.01 may, subject to Section 7.06, elect to withdraw all or part of his or her Rollover Account.

7.03	Withdrawal of Company Contributions

(a)
Except as otherwise provided in Appendix A, a Participant who has withdrawn the total amount available for withdrawal under Sections 7.01 and 7.02 and who is vested in his or her Company Contribution Account may, subject to Section 7.06, elect to withdraw once during any calendar year up to 50 percent of the Vested Portion of his or her Company Contribution Account attributable to Company contributions which have been credited to his or her Company Contribution Account for at least 24 months.

(b)
A Participant who makes any withdrawal from his or her Company Contribution Account shall be prohibited from making further contributions to his or her Deferred Account, Catch-up Contribution Account or Employee Contribution Account for a period of six calendar months commencing with the month following the month in which his or her request for withdrawal is received by the Benefits Administration Board, or if later, following the end of any suspension period pursuant to this Section 7.03. Upon the expiration of the six-month period, a Participant can re-elect, in accordance with Sections 3.01, 3.02 and 3.16 of the Plan, to make contributions to his or her Deferred Account, Catch-up Contribution Account or Employee Contribution Account.

7.04	Withdrawal After Age 59½

(a)
A Participant who shall have attained age 59½ as of the effective date of any withdrawal pursuant to this Section may, (prior to January 1, 2002, no more than once in any calendar year) and subject to Section 7.06, elect to withdraw in the following order all or part of (a)

the Employee Contributions in his or her Employee Contribution Account made before January 1, 1987, not to exceed his or her non-taxable basis, (b) the portion of his or her Employee Contribution Account attributable to Employee Contributions made on or after January 1, 1987, with earnings thereon, (c) the remainder of his or her Employee Contribution Account, (d) his or her Rollover Account, (e) the Vested Portion of his or her Company Contribution Account, (f) his or her Transfer ESOP Account, (g) his or her Deferred Account and Catch-up Contribution Account, (h) his or her Basic Retirement Contribution Account, and then his or her Discretionary Profit Sharing Contribution Account.

7.05	Hardship Withdrawal

(a)
Except as otherwise provided in Appendix A, a Participant who has not yet attained age 59½ may, no more than once in any calendar year and subject to Section 7.06, elect to withdraw in the following order all or part of (i) the Employee Contributions in his or her Employee Contribution Account made before January 1, 1987, not to exceed his or her non-taxable basis, (ii) the portion of his or her Employee Contribution Account attributable to Employee Contributions made on or after January 1, 1987, with earnings thereon, (iii) the remainder of his or her Employee Contribution Account, (iv) his or her Rollover Account, (v) the Vested Portion of his or her Company Contribution Account, (vi) his or her Transfer ESOP Account, and then (vii) his or her Pre-tax Contributions and any earnings credited to his or her Deferred Account prior to the last day of the Plan Year ending before July 1, 1989, provided that he or she furnishes proof of “Hardship” satisfactory to the Benefits Administration Board in accordance with the provisions of paragraphs (b) and (c) below.

(b)	As a condition for Hardship there must exist with respect to the Participant an immediate and heavy financial need to draw upon his or her Accounts.
(i)	The Benefits Administration Board shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:
(A)
expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

(B)	costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);
(C)
payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(D)
effective as of January 1, 2006, payment of amounts necessary to prevent eviction of the Participant from his or her principal residence or to avoid foreclosure on the mortgage of his or her principal residence;

(E)
effective as of January 1, 2006, payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(F)
effective as of January 1, 2006, expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Participant’s adjusted gross income); or
(G)
the inability of the Participant to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to an immediate and heavy financial need for purposes of Section 401(k) of the Code.

(ii)
Notwithstanding the foregoing, if a Participant requests a Hardship withdrawal from only his or her Employee Contribution Account, the Benefits Administration Board may determine, but is not required to determine, the existence of immediate and heavy financial need in situations other than those described in (A) through

(G) above where the Participant demonstrates the withdrawal is necessary for one of the following reasons:
(A)	the payment of uninsured expenses relating to the Participant’s principal residence (preservation or renovation);
(B)	satisfaction of tax liens or defaulted loans;

(C)	payment of unpaid child support or alimony/maintenance obligations;

(D)	payment of expenses relating to adoption or placement of a relative in an extended care facility;
(E)	payment of reasonable funeral expenses for a family member not described in clause (b)(i)(E) above;
(F)	payment of legal fees for defense of civil or criminal action for the Participant, his spouse, or dependents (as defined in Section 152 of the Code); or
(G)
any other reason which the Benefits Administration Board may deem appropriate, with reference to all the relevant facts and circumstances and in accordance with applicable tax laws under Section 401(k) of the Code and its applicable regulations.

Notwithstanding any Plan provision to the contrary, in the event a Participant elects to withdraw under the provisions of this Section 7.05 any portion of his or her Company Contribution Account in excess of the amount of said Account which is available for withdrawal pursuant to Section 7.03 and/or any portion of his or her Transfer ESOP Account, Deferred Account or Catch-up Contribution Account, the Participant’s Pre-tax Contributions and Employee Contributions shall be suspended for 6 months after receipt of the distribution.

The amount of a hardship withdrawal may not be in excess of the amount of the financial need of the employee, including any amounts necessary to pay any federal, state or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution.

In evaluating the relevant facts and circumstances, the Benefits Administration Board shall act in a nondiscriminatory fashion and shall treat uniformly those Participants who are similarly situated. The Participant shall furnish to the Benefits Administration Board such supporting documents as the Benefits Administration Board may request in accordance with uniform and nondiscriminatory rules prescribed by the Benefits Administration Board.

(c)	As a condition for a Hardship withdrawal, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b) as follows:
(i)	If a withdrawal will not be made from a Participant’s Deferred Account or Catch- up Contribution Account, the Participant shall certify to the Benefits

Administration Board, on such form as the Benefits Administration Board shall prescribe, that the financial need cannot be met by reimbursement from insurance or by withdrawing all available amounts under the Plan. A Participant may withdraw an amount from his or her Employee Contribution Account under this subparagraph even if two withdrawals have been made from that Account during the calendar year and/or withdraw an amount from his or her Company Contribution Account even if a withdrawal has been made from that Account during the calendar year.
(ii)
If the withdrawal will be made from a Participant’s Deferred Account or Catch-up Contribution Account, the Participant who requests a hardship withdrawal to satisfy a financial need described in (b)(i) above must comply with (A) or (B) as follows:

(A)
The Participant must certify to the Benefits Administration Board, on such form as the Benefits Administration Board may prescribe, that the financial need cannot be fully relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by reasonable liquidation of the Participant’s assets, (3) by cessation of Deferred Cash Contributions, Employee Contributions and Catch-up Contributions, or (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Company or Affiliated Companies or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need. The actions listed are required to be taken to the extent necessary to relieve the hardship but any action, which would have the effect of increasing the hardship, need not be taken. For purposes of this clause (A), there shall be attributed to the Participant those assets of the Participant’s spouse and minor children, which are reasonably available to the Participant. The Participant shall furnish to the Benefits Administration Board such supporting documents as the Benefits Administration Board may request in accordance with uniform and nondiscriminatory rules prescribed by the Benefits Administration Board. If, on the basis of the Participant’s certification and the supporting documents, the Benefits Administration Board finds it can reasonably rely on the Participant’s certification, then the Benefits Administration Board shall find that the requested withdrawal is necessary to meet the Participant’s financial need.
(B)
The Participant must request, on such form as the Benefits Administration Board shall prescribe, that the Benefits Administration Board make its determination of the necessity for the withdrawal solely on the basis of his or her application. In that event, the Benefits Administration Board shall make such determination, provided all of the following requirements are met: (1) the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Company and Affiliated Companies, (2) the Participant is prohibited from making Deferred Cash Contributions, Catch-up Contributions and Employee Contributions to the Plan and all other plans of the Company and Affiliated Companies under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and (3) the limitation described in Section 3.01(b) under all plans of the Company and Affiliated Companies for the calendar year following the year in which the withdrawal is made must be reduced by the Participant’s elective deferrals made in the calendar year of the distribution for hardship. For purposes of clause (2), “all other plans of the Company and Affiliated Companies” shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans and the mandatory employee contribution portion of a defined benefit plan.

Notwithstanding the foregoing, a Participant who receives a distribution of Deferred Cash Contributions after December 31, 2001 on account of hardship shall be prohibited from making deferred cash contributions, catch-up contributions and employee contributions under this and all other plans of the Company or an Affiliated Company for 6 months after receipt of the distribution, and a Participant who receives a distribution of Deferred Cash Contributions in calendar year 2001 on account of hardship shall be prohibited from making Deferred Cash Contributions and employee contributions under this and all other plans of the Company and Affiliated Company for 6 months after receipt of the distribution or until January 1, 2002, if later. Upon the expiration of the 6 month period, a Participant can re-elect, in accordance with Sections 3.01, 3.02 and 3.15 of the Plan, to make contributions to his or her Deferred Account, Catch-up Contribution Account, or Employee Contribution Account. Notwithstanding the foregoing, the post-hardship contribution limit under Section 1.401(k)-1(d)(2)(iv)(B)(3) shall be eliminated, effective with respect to calendar years beginning after December 31, 2001, for a Participant who receives a hardship distribution of Deferred Cash Contributions on or after January 1, 2001.

7.06	Procedures and Restrictions

To make a withdrawal, a Participant shall give such advance Notice as the Benefits Administration Board shall prescribe. A withdrawal shall be made as soon as administratively practicable following the expiration of the Notice Period. The minimum withdrawal shall be $100 or the total value of the Vested Portion of his or her Accounts available for withdrawal, if less. If a loan and a hardship withdrawal are processed as of the same Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Participant’s Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Participant’s Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.09, all payments to Participants under this Article shall be made in cash as soon as practicable.

7.07	Determination of Vested Portion of Company Contribution Account

If a Participant is not fully vested in his or her Company Contribution Account at the time he or she makes a withdrawal from that Account under this Article 7, as of any subsequent Valuation Date such Participant’s Vested Portion of his or her Company Contribution Account shall be determined in accordance with the following formula:
X = P × (AB + (R × D)) – (R × D)

where X is the value of the Participant’s Vested Portion of such Account, P is the nonforfeitable percentage at the relevant time, AB is the value of his or her Company Contribution Account at the relevant time, R is the ratio of the balance in the Company Contribution Account as of the relevant time to the balance in such Account immediately after the prior distribution, and D is the amount of the prior distribution from such Account.

7.08	Withdrawals by Individuals on Active Military Duty

Notwithstanding any provision of the Plan to the contrary, a Participant who is on active military duty (as defined in Section 3401(h)(2)(A) of the Code) may withdraw all or any portion of his or her Deferred Account, his or her Employee Contribution Account and his or her Rollover Account (regardless of whether he or she is receiving differential wage payments as defined in Section 414(u)(12)(B) of the Code). A Participant who elects a withdrawal of his Deferred Account under the preceding sentence shall be prohibited from making Deferred Cash Contributions and Employee Contributions for six months following such withdrawal.

ARTICLE 8.  LOANS TO PARTICIPANTS

8.01	Amount Available

(a)
A Participant who is an employee of the Company or an Affiliated Company may borrow, on written application to the Benefits Administration Board and on approval by the Benefits Administration Board under such uniform rules as it shall adopt, an amount not in excess of the maximum loan amount determined in accordance with paragraph (b) below. Notwithstanding the foregoing, effective on and after January 1, 2005, the Benefits Administration Board may, in its sole discretion, deny a loan to a Participant who is a director or executive officer (or the equivalent thereof) of the Company or an Affiliated Company based on a reasonable concern regarding the legality of the loan under Section 13(k) of the Securities Exchange Act of 1934.

(b)
A Participant may borrow up to 100 percent of his or her Catch-up Contribution Account, Company Contribution Account, Company Matching Account, the Deferred Account, the Employee Contribution Account, the Transfer ESOP Account and the Rollover Account. Notwithstanding the foregoing a Participant may borrow no more than an amount, which, when added to the outstanding balance of any other loans to the Participant from this Plan or any other qualified plan of the Company or Affiliated Company, including the amount of any unpaid deemed loan distribution and accrued interest, does not exceed the lesser of

(i)
50 percent of the Vested Portion of his or her Catch-up Contribution Account, Company Contribution Account, Company Matching Account, the Deferred Account, the Employee Contribution Account, the Transfer ESOP Account and the Rollover Account, or

(ii)
$50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from such plans during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Participant from such plans on the date on which the loan is made.

(c)
Loans from the Plan shall be repaid with interest and the interest rate to be charged shall be determined at the time of the loan application and shall be determined by the Benefits Administration Board based on the interest rates charged by a person in the business of lending money for loans of similar purpose and duration. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

(d)
The amount of the loan is to be transferred from the Investment Funds in which the Participant’s Accounts are invested to a special “Loan Fund” for the Participant under the Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Participant. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Participant’s Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Participant’s then effective investment election.

(e)	Discretionary Profit-Sharing Contributions, Basic Retirement Contributions and their related earnings shall not be available for a loan under any circumstances.

8.02	Terms

(a)	In addition to such rules and regulations as the Benefits Administration Board may adopt, all loans shall comply with the following terms and conditions:
(i)	An application for a loan by a Participant shall be made in writing to the Benefits Administration Board, whose action in approving or disapproving the application shall be final, and the Participant shall certify in such application as to the existence and amount of any outstanding loans (including any loans deemed distributed) from any qualified plans maintained by the Company and all Affiliated Companies;
(ii)	Each loan shall be evidenced by a promissory note payable to the Plan;

(iii)
The period of repayment for any loan shall be arrived at by mutual agreement between the Benefits Administration Board and the Participant, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Participant;

(iv)
If a Participant with an outstanding loan takes an authorized leave of absence without pay or reduced pay that is less than the required loan payments, for reasons other than to enter the uniformed services of the United States, loan payments may be suspended at the request of the Participant, for a period of up to 12 months or until the end of the term of the loan, if earlier. Upon a Participant's reemployment from the leave of absence, the Participant shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.

(v)
If a Participant takes a leave of absence to enter the uniformed services of the United States, loan repayments shall be suspended during the period of leave. If a Participant enters the uniformed services of the United States, the interest rate applicable to the unpaid loan balance during the period of leave shall be reduced to 6%, in accordance with Section 107 of the Service member’s Civil Relief Act of 2003. Upon the Participant's reemployment from the uniformed services, the Participant shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Participant incurs a termination of employment and requests a distribution pursuant to Article 9, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article 9.
(vi)
Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Participant and the Benefits Administration Board in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;

(vii)	A loan may be prepaid in full, or in part, as of any date without penalty; and

(viii)
If at the time a loan is to be issued to a Participant a prior loan has been deemed distributed to the Participant and not repaid, a new loan may only be issued to a Participant if the Participant enters into an agreement, enforceable under law, that requires repayment by payroll withholding or if the Participant repays the unpaid prior loan balance, including accrued interest to the date of repayment.

(ix)	The Benefits Administration Board may deny any loan if in its judgment the Participant will not have sufficient income to meet the loan terms as they become due.

(b)
If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant’s Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Participant’s Deferred Account or Company Contribution Account until such time as a distribution of the Deferred Account or Company Contribution Account could otherwise be made under the Plan.

(c)
Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Benefits Administration Board is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

(d)
To the extent required by law and under such rules as the Benefits Administration Board shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and

(ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

ARTICLE 9. DISTRIBUTION OF ACCOUNTS UPONTERMINATION OF EMPLOYMENT

9.01	Eligibility

Upon a Participant’s Termination of Employment or death, the Vested Portion of his or her Accounts, as determined under Article 6, shall become available for distribution as provided in this Article.

9.02	Forms of Distribution

(a)
Distribution of the Vested Portion of a Participant’s Account shall be made to the Participant in a cash lump sum. However, effective as of January 1, 2011, a Participant may elect, in such manner as the Benefits Administration Board shall prescribe, to receive:

(i)
payments, in cash, in approximately equal annual installments over a period of 2 to 20 years, as elected by the Participant, not to exceed the life expectancy of the last survivor of the Participant and his or her Beneficiary; or

(ii)
effective on or after July 1, 2013, payments in cash in approximately equal annual installments over the life expectancy of the Participant as actuarially determined at the time of commencement of the initial installment and as redetermined annually (or such other period as determined by the BAB) thereafter. The amount of such installments will be based on the value of his or her Accounts as of the Valuation Date for the payment cycle and shall be determined in accordance with the procedures established by the Benefits Administration Board and shall be representative of both the frequency elected and the number of years and fractions thereof of the Participant’s life expectancy based on his or her age and the single life table set forth in Treasury regulations

1.401(a)(9)-9 in effect at the time the installment election is made by the Participant.

In the event that the Participant dies before all installments have been paid, the remaining balance in his or her Account shall be paid in an immediate cash lump sum to his or her Beneficiary.

(b)
Notwithstanding the foregoing, if a Participant dies before his or her benefits commence, the Vested Portion of his or her Accounts shall be paid to his or her Beneficiary in a lump sum. However, if a Participant had met the requirements under paragraph (a) to receive installments and the value of the Vested Portion of his or her Accounts (disregarding his or her Rollover Account) exceeds $5,000, his or her Beneficiary may elect to receive the Vested Portion of the Participant’s Accounts in installments as provided in Section 9.02(a)(i) above. In the event a Beneficiary who elected installments dies before all such installments have been paid, the remaining balance in the Participant’s Account shall be paid in an immediate cash lump sum to said Beneficiary’s estate.

9.03	Commencement of Payments

(a)
Except as otherwise provided in this Article, distribution of the Vested Portion of a Participant’s Accounts shall commence as soon as administratively practicable following the later of (i) the Participant’s Termination of Employment or (ii) the 65th anniversary of the Participant’s date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

(b)	In lieu of a distribution as described in paragraph (a) above, a Participant may, in accordance with such procedures as the Benefits Administration Board shall prescribe,

elect to have the distribution of the Vested Portion of his or her Accounts commence as of the Valuation Date coincident with or immediately following the Participant’s retirement, or Termination of Employment.

(c)
In the event a Participant who terminates employment elects not to receive a distribution as described in paragraph (b), he or she may nevertheless elect in accordance with such procedures as the Benefits Administration Board shall prescribe to have the distribution made or commence on any Valuation Date after his or her retirement or Termination of Employment and prior to the April 1 following the calendar year in which the Participant terminated employment or attained age seventy and one-half (70½). In the event a Participant fails to file a claim for benefits in accordance with the provisions of paragraph (a) or (b) above, the Participant shall be deemed to have elected to defer distribution of his or her Accounts to as soon as administratively practicable following the date the Participant terminated employment or attained age seventy and one-half (70½), if later; provided that in no event shall payment commence later than the April 1 following the calendar year in which the Participant terminated employment or attained age seventy and one-half (70½), if later.

(d)
In the case of the death of a Participant before his or her benefits commence, the Vested Portion of the Participant’s Account shall be distributed to his or her Beneficiary within five (5) years of the death of the Participant, unless the Participant’s Beneficiary elected pursuant to the provisions of Section 9.02(b) to have the vested Portion of the Participant’s Account distributed in installments over a period not extending beyond the life expectancy of the Beneficiary. Notwithstanding the foregoing, distribution of said installments must commence no later than one year after the date of the Participant’s death.

9.04	Age 70½ Required Distribution

(a)
Notwithstanding any provision of the Plan to the contrary, if a Participant is a 5-percent owner (as defined in Section 416(i) of the Code), distribution of the Participant’s Accounts shall begin no later than the April 1 following the calendar year in which he or she attains age 70½. No minimum distribution payments will be made to a Participant under the provisions of Section 401(a)(9) of the Code on or after January 1, 1998 if the Participant is not a 5-percent owner as defined above. However, if a Participant who is not a five percent owner (as defined in Section 416(i) of the Code) attains age 70½ prior to January 1, 1999 and remains in service after the April 1 following the calendar year in which he or she attains age 70½, he or she may elect to have the provisions of paragraph (b) apply as if the Participant a five percent owner. Such election shall be made in accordance with such administrative procedures the Benefits Administration Board shall prescribe.

(b)
In the event a Participant is required to begin receiving payments while in service under the provisions of paragraph (a) above, the Participant may elect to receive payments while in service in accordance with option (i) or (ii), as follows:

(i)
A Participant may receive one lump sum payment on or before the Participant’s required beginning date equal to his or her entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

(ii)
A Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. With respect to distribution calendar years commencing on and after January 1, 2003, such minimum amount shall be the lesser of:

(A)
the quotient obtained by dividing the Participant's Accounts by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)
if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Accounts by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and the spouse's birthdays in the distribution calendar year.

An election under this Section shall be made by a Participant by giving written notice to the Benefits Administration Board within the 180-day period (90-day period prior to January 1, 2010) prior to his or her required beginning date. The commencement of payments under this Section shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Participant’s subsequent Termination of Employment, payment of the Participant’s Accounts shall be made in accordance with the provisions of Section 9.02. In the event a Participant fails to make an election under this Section, payment shall be made in accordance with clause (ii) above.

(c)	For purposes of paragraph (b) above, the following definitions apply:

(i)
“Designated beneficiary” means the individual who is designated as the Beneficiary and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury regulations. In the event a trust is designated as the beneficiary of the Participant, the beneficiaries of the trust shall be deemed designated beneficiaries provided the applicable requirements set forth in Section 1.401(a)(9)-4, Q&A-5 and 6 of the Treasury regulations are met.
(ii)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For a Participant who is a five percent (5%) owner in active service, the first distribution calendar year is the calendar year in which the Participant attains age seventy and one-half (70½). For a Participant who is a non- five percent (5%) owner, the first distribution calendar year is the later of the year in which the Participant attains age seventy and one-half (70½) or the year in which the Participant terminates employment.

(iii)	“Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(iv)
“Participant’s Accounts” means the balance of the Participant’s Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of contributions made and allocated or forfeitures allocated to the Participant’s Accounts as of dates in the valuation calendar year after such last Valuation Date and decreased by distributions made in the valuation calendar year after such last Valuation Date. The Participant’s Accounts for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Required minimum distributions will be determined under paragraph (b) above beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

9.05	Small Benefits

Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the Vested Portion of the Participant’s Accounts (disregarding the value of his or her Rollover Account) as of his or her Termination of Employment amounts to $5,000 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Participant’s Termination of Employment.

9.06	Status of Accounts Pending Distribution

Until completely distributed under Section 9.03 or 9.04, the Accounts of a Participant who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Participant shall retain investment transfer rights as described in Section 4.05 during the deferral period. However, loans or withdrawals shall not be permitted during the deferral period except to the extent required by law.

9.07	Proof of Death and Right of Beneficiary or Other Person

The Benefits Administration Board may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Benefits Administration Board may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.08	Distribution Limitation

Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Distributions under Section 9.05 shall meet the requirements of Treasury regulations 1.401(a)(9)-2 through 1.401(a)(9)-9. Such requirements shall be administered in accordance with the regulations issued under Section 401(a)(9) of the Code and with respect to distributions made for distribution calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury regulations under Section 401(a)(9) that were issued April 17, 2002, as prescribed in Section 9.04.

9.09	Direct Rollover of Certain Distributions

(a)
Elective Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Benefits Administration Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)
Mandatory Rollovers. Notwithstanding any provision of the Plan to the contrary, effective March 28, 2005 if the Vested Portion of a Participant’s Accounts (determined after any offset for a defaulted loan balance and disregarding the Participant’s Rollover Account) amounts to at least $1,001 but does not exceed $5,000 and if the Participant fails to make an affirmative election to either receive the lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of paragraph (a) within such election period as shall be prescribed by the Benefits Administration Board, the Benefits Administration Board shall direct the Trustee to transfer such lump sum payment to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) (“IRA”) selected by the Plan Asset Committee. The IRA shall be maintained for the exclusive benefit of the Participant on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the Plan Asset Committee. In implementing the provisions of this paragraph, the Benefits Administration Board shall:
(i)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRAs in conformity with applicable law;
(ii)
furnish Participants with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Participant may roll over the assets of the IRA to another eligible retirement plan. Such notice shall be provided to Participants in such time and form as shall be prescribed by the Benefits Administration Board in accordance with applicable law; and

(iii)
fulfill such other requirements of the safe harbor contained in Department of Labor Regulation §2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.

(c)	Definitions. The following definitions apply to the terms used in this Section 9.09:

(i)	“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
(A)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(B)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
(C)
after-tax amounts from the Participant’s Accounts (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such amount is rolled over or transferred (i.e., directly rolled over) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in 408(b) of the Code, or effective on or after January 1, 2008, a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled over) to:

(1)	a defined contribution plan qualified under Section 401(a) or 403(a) of the Code;
(2)	effective on and after January 1, 2007, any qualified plan described in Section 401(a) of the Code; or
(3)	effective on and after January 1, 2007, an annuity plan described in Section 403(b) of the Code;
provided that a plan described in subparagraph (1), (2) or (3) above agrees to separately account for such after-tax amount and earnings thereon; and
(D)	effective on and after January 1, 2002, any in-service withdrawal that is made pursuant to the provisions of Section 7.05.
(ii)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:
(A)	a qualified plan described in Section 401(a) of the Code;

(B)	an annuity plan described in Section 403(a) of the Code;

(C)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(D)	effective January 1, 2002, an annuity contract described in Section 403(b) of the Code;
(E)
effective January 1, 2002, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(F)	a Roth IRA (as defined in Section 408A(b) of the Code.

(iii)
“Distributee” means an employee or former employee. In addition, solely for purposes of paragraph (a) above, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse; and

(iv)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.
(d)
Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2007, a non-spouse Beneficiary of a deceased Participant may elect, at the time and in the manner prescribed by the Benefits Administration Board, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Participant, surviving spouse or alternate payee, provided such direct rollover is made to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective for distributions made on or after January 1, 2008, a Roth IRA described in Section 408A(b) of the Code that is established on behalf of the non-spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the

Code. Effective for distributions on and after January 1, 2010, distributions under this paragraph that would have been eligible rollover distributions if made to a Participant, surviving spouse or alternate payee will be treated as eligible rollover distributions for all purposes under the Code, regardless of whether the non-spouse Beneficiary elects to directly roll over such distribution.

9.10 Waiver of Notice Period

Except as provided in the following sentence, if the value of the Vested Portion of a Participant’s Accounts (disregarding his or her Rollover Account) exceeds $5,000, an election by the Participant to receive a distribution prior to age 65 shall not be valid unless the written election is made (a) after the Participant has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If such distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(i)
the Benefits Administration Board clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice under Sections 411 and 417, affirmatively elects a distribution.

If such distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, a Participant may, after receiving the notice required under Sections 411 and 417 of the Code, affirmatively elect to have his or her benefit commence sooner than 30 days following his or her receipt of the required notice, provided all of the following requirements are met:

(i)
the Benefits Administration Board clearly informs the Participant that he or she has a period of at least 30 days after receiving the notice to decide when to have his or her benefit begin, and if applicable, to choose a particular optional form of payment;

(ii)	the Participant affirmatively elects a date for benefits to begin, and if applicable, an optional form of payment, after receiving the notice;
(iii)	the Participant is permitted to revoke his or her election until the later of his or her Annuity Starting Date or seven days following the day he or she received the notice;
(iv)	the Participant’s Annuity Starting Date is after the date the notice is provided; and

(v)	payment does not commence less than seven days following the day after the notice is received by the Participant.

ARTICLE 10. ADMINISTRATION OF PLAN

10.01	Appointment of Benefits Administration Board

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan and for the Plan’s compliance with the ERISA reporting and disclosure requirements shall be placed in a Benefits Administration Board of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any member of the Benefits Administration Board may resign by delivering his or her written resignation to the Board of Directors and the Secretary of the Benefits Administration Board. A member of the Benefits Administration Board is considered to have resigned upon termination of employment as an Employee of the Company and all Affiliated Companies.

The Benefits Administration Board shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Benefits Administration Board; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustees under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

10.02	Appointment and Duties of Plan Asset Committee

The responsibility for the management of the assets of the Plan shall be placed in a Plan Asset Committee of not less than four persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any member of the Plan Asset Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of said Committee. A member of the Plan Asset Committee is considered to have resigned upon termination of employment as an Employee of the Company and all Affiliated Companies.
The members of the Plan Asset Committee shall elect a chairman from their number and a secretary who may be, but need not be, one of the members of the Plan Asset Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out their duties; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Funding Agent under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan, as they, in their sole discretion, shall decide. Notwithstanding any Plan provision to the contrary, any provision contained in this Article relating to the Plan Asset Committee shall be effective as March 11, 1999.

10.03	Individual Accounts

The Benefits Administration Board shall maintain, or cause to be maintained, records showing the individual balances in each Participant’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04	Meetings

The Benefits Administration Board and the Plan Asset Committee shall hold meetings upon such notice, at such place or places, and at such time or times as each may from time to time determine.

10.05	Action of Majority

Any act which the Plan authorizes or requires the Benefits Administration Board or the Plan Asset Committee to do may be done by a majority of its respective members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Benefits Administration Board or the Plan Asset Committee, whichever is applicable, and shall have the same effect for all purposes as if assented to by all members of such Board or Committee at that time in office.

10.06	Compensation and Bonding

No member of the Benefits Administration Board or the Plan Asset Committee shall receive any compensation from the Plan for his or her services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07	Non-Discrimination

Whenever in the administration of the Plan any action is to be taken by the Benefits Administration Board with respect to eligibility or classification of Employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Employees who are Highly Compensated Employees.

10.08	Establishment of Rules

Subject to the limitations of the Plan, the Benefits Administration Board from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Benefits Administration Board shall have total and complete discretion to interpret the Plan; including, but not limited to, the discretion to (a) determine all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; (b) exercise itself or through its delegates full discretionary authority to determine all questions and matters that may arise in the administration of the Plan, including, without limitation, the resolution of questions of fact, interpretation or application as well as issues of eligibility and allegations of a failure to administer the Plan in accordance with its terms and/or ERISA or a breach of fiduciary duties under ERISA; (c) make such adjustments which it deems necessary or desirable to correct any arithmetical or account errors and (d) determine the amount, form and timing of any distribution to be made hereunder. In making its decision, the Benefits Administration Board shall be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary, or representative thereof. The Benefits Administration Board shall have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the alternate payee otherwise qualifies for benefits hereunder. The Benefits Administration Board may correct any defect, supply an omission, or reconcile any inconsistency in such manner ant to such extent as it shall deem necessary to carry out the purposes of this Plan. The Benefits Administration Board’s decisions in such matters shall be binding and conclusive as to all parties.

10.09	Prudent Conduct

The members of the Benefits Administration Board and Plan Asset Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

10.10	Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

10.11	Limitation of Liability

The Company, the Board of Directors, the Benefits Administration Board, the Plan Asset Committee, and any officer, employee or agent of such entities and the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Company from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.12	Indemnification

The Benefits Administration Board, the Plan Asset Committee, the Board of Directors, and the officers, employees and agents of such entities and the Company shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith or which are judicially determined to be due to gross negligence or willful misconduct. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Company.

10.13	Appointment of Investment Manager

The Plan Asset Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Company shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager. However, in discharging its duties, the Plan Asset Committee shall evaluate and monitor the investment performance of any investment manager.

10.14	Named Fiduciary

The Benefits Administration Board and the Plan Asset Committee shall be “named fiduciaries” within the meaning of Section 402(a) of ERISA, and the Benefits Administration Board shall carry out the duties of the “administrator” of the Plan as imposed under ERISA.

10.15	Claims and Review Procedures

The Benefits Administration Board shall establish a procedure for the resolution of disputes and dispositions of claims arising under the Plan. Until modified by the Benefits Administration Board, this procedure is as follows:
Any of the Employees, former Employees, or any Beneficiaries of such Employees or former Employees may, if they so desire, file with the Benefits Administration Board a written claim for benefits under the Plan. Generally, within ninety (90) days after the filing of such a claim, the Benefits Administration Board shall notify the claimant whether his or her claim is upheld or denied. The Benefits Administration Board may, under special circumstances, extend the period of time for processing a claim by an additional ninety (90) days. If such an extension of time is required written notice shall be furnished to the claimant or his or her duly authorized representative prior to the termination of the initial ninety (90) day period. Such notice will indicate the special circumstance requiring an extension. In the event the claim is denied, the Benefits Administration Board shall state in writing:

(a)	the specific reasons for the denial;

(b)	specific references to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(d)	an explanation of the claim review procedure set forth this Section 10.15.

The Benefits Administration Board shall from time to time appoint a committee (the “Review Panel”) which shall consist of three individuals who may, but need not, be Employees. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights. The Review Panel shall not include any member who either made the initial adverse determination or is the subordinate of such individual. Furthermore, in the case of an appeal from the denial of disability retirement benefits, the Review Panel shall not afford deference to the initial adverse benefit determination.

Within sixty (60) days after receipt of notice that his or her claim has been denied, the claimant or his or her duly authorized representative may file with the Review Panel, a written request for a review hearing and may, in conjunction therewith, submit written issues and comments. The Review Panel shall then schedule, within sixty (60) days after the filing of such request, a full and fair hearing of the claim. The Review Panel may, under special circumstances, extend such period of time by an additional sixty (60) days. Prior to said hearing, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan, the Trust agreement, and other pertinent documents in the possession of the Review Panel. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review. Any claim for benefits and any request for a review hearing hereunder must be filed on forms to be furnished by the Benefits Administration Board upon a Participant’s request.
The Review Panel shall give prompt written notice of its decision to the claimant and the Benefits Administration Board. In the event that the Review Panel confirms the denial of the claim for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based. In addition, in the case of the Review Panel’s affirmation of the denial of disability retirement benefits, the notice shall set forth:

(a)
The claimant’s right to receive, upon request and free of charge, copies of all documents and records relevant to the claim, including any guidelines, protocols, or similar criteria that was relied upon by the Review Panel;

(b)	If relevant, an explanation of any scientific or clinical judgment that was the basis of the determination; and
(c)
The following statement: “You and the Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office.

No legal action for benefits under the Plan shall be brought unless and until the claimant

(i)
has submitted a written application for benefits in accordance with paragraph (a), (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with paragraph (c) and (iv) has been notified in writing that the Benefits Administration Board has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Benefits Administration Board has failed to take any action on the claim within the time prescribed above.

10.16	Accuracy of Statements

Each Participant shall have the responsibility of making sure that each transaction involving his Accounts under the Plan is as he had intended. This responsibility shall be fulfilled by periodically checking the balance of his Accounts under the Plan and any recent transactions on the internet website or by voice response and checking his or her pay statements, if applicable. If any transaction is inaccurate or incorrect, the Participant should promptly bring the matter to the attention of the Benefits Administration Board. Unless a Participant reports an error within a reasonable period of time, not to exceed sixty days from the date on which the transaction was supposed to have occurred, and the Participant either becomes aware of such error or such error should have been reasonably apparent to the Participant, the Participant shall be conclusively deemed to have agreed to any of the payroll deductions, elections and/or transactions resulting from such error. The Benefits Administration Board shall have the authority to prescribe uniform nondiscriminatory procedures concerning the circumstances an error should have or would have become reasonably apparent to a Participant.

10.17	Limitations of Time for Submitting Claims and Filing Suits

No suit to recover benefits under this Plan or to allege that the Plan was not administered in accordance with its terms and/or ERISA or that any fiduciary under the Plan violated his fiduciary duties under ERISA shall be brought more than six months following the exhaustion of the claims and review procedures described in Article 10. If a Participant has received or has commenced to receive a benefit from the Plan, no claim for benefits under the Plan’s claims and review procedure shall be made regarding the calculation or the amount of the benefits more than six months following the date on which the Participant received or commenced to receive such distribution.

10.18
Committee’s Authority to Suspend Processing of Withdrawals, Loans and Distributions Notwithstanding any provision in Articles 7, 8 or 9 to the contrary (other than the payment of Required Minimum Distributions in accordance with Section 9.04), the Benefits Administration Board shall have the authority to impose a suspension of the processing of pending and prospective withdrawals, loans and distributions from a Participant’s Accounts under the circumstances described in administrative rules prescribed by the Benefits Administration Board in which there is an allegation of an unauthorized withdrawal, loan or distribution, pending the Benefits Administration Board investigation of such allegations.

ARTICLE 11. MANAGEMENT OF FUNDS

11.01	Trust Agreement

All the funds of the Plan shall be held by Trustees appointed from time to time by the Board of Directors under a trust agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustees.

11.02	Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Company. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.03	No Direct Rights or Liability

No person shall have any interest in or right to any of the corpus or income of the funds of the Plan, except as and to the extent expressly provided in the Plan and the Company shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustees.

11.04	Plan Expenses

Unless paid by the Company, reasonable plan expenses shall be paid from the Fund in accordance with such uniform and nondiscriminatory rules as shall be prescribed by the Benefits Administration Board. Such rules may include a specific allocation of expenses to a particular investment fund or a particular Participant's Account or to a particular Participant if the Benefits Administration Board determines that such allocation of expense is desirable for the equitable administration of the Plan.

ARTICLE 12. AMENDMENT, MERGER AND TERMINATION

12.01	Amendment of Plan

The Company, by action of its Board of Directors taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting or through a delegate appointed by such action and to the extent authorized in such action, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective. Except to the extent permitted under Section 411(d)(6) of the Code and the regulations issued thereunder, no amendment shall be made that has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective. In addition, no amendment shall be made that has the effect of eliminating or restricting an optional form of benefit. The preceding sentence shall not apply to an amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Accounts under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respect to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

12.02	Merger, Consolidation or Transfer

The Board of Directors or its delegate may, in its sole discretion, merge this Plan with another qualified Plan or transfer a portion of the Plan’s assets or liabilities to another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03	Additional Participating Companies

(a)
If any company is or becomes a subsidiary of or associated with the Company, the Board of Directors or the Benefits Administration Board may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors or the Benefits Administration Board shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b)
Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Benefits Administration Board. Those funds shall be distributed as provided in Section 12.04 if the Plan, as it separately pertains to that company, should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Benefits Administration Board, if the company is continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Benefits Administration Board.

12.04	Termination of Plan

(a)
The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. In the event of the Plan’s termination, the total amount in each Participant’s Accounts shall be distributed to him or her if permitted by law or continued in trust for his or her benefit, as the Benefits Administration Board shall direct.

(b)
Upon termination of the Plan, Pre-tax Contributions, with earnings thereon, shall only be distributed to Participants if (i) neither the Company nor an Affiliated Company establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code ("ESOP"), a simplified employee pension as defined in Section 408(k) of the Code ("SEP"), a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed that accepts salary deferrals. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Affiliated Company (other than a plan excluded under the prior sentence) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.

12.05	Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary

Notwithstanding any Plan provision to the contrary, upon the disposition by the Company of at least 85 percent of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business or upon the disposition by the Company of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), a Participant’s Pre-tax Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Company maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, (c) payment is made to the Participant in the form of a lump sum distribution (as defined in

Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof), and (d) payment is made by the end of the second calendar year following the calendar year in which the disposition occurred. Notwithstanding the foregoing, if the value of the Vested Portion of the Participant’s Accounts (disregarding his or her Rollover Account) is $5,000 or less, the Participant’s vested Accounts shall be distributed as soon as administratively practicable after the Valuation Date following the date the Participant’s employment with the Company terminates due to the disposition referenced above.

Effective with respect to distributions made on and after January 1, 2002 and notwithstanding the foregoing, a Participant’s pre-tax contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

ARTICLE 13. GENERAL PROVISIONS

13.01	Nonalienation

(a)
Except as required by any applicable law or by paragraph (c), no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(i)
creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

(ii)	is made pursuant to a State domestic relations law,

(iii)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
(iv)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order”, as determined by the Benefits Administration Board.

(b)
Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is $5,000 or less, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the qualified domestic relations order so provides and the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Participant’s termination of employment, (ii) the time such amount could be withdrawn under Article 7 or (iii) the Participant’s attainment of age 50.

(c)	A Participant’s benefit under the Plan shall be offset or reduced by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

13.02	Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant of the Plan.

13.03	Facility of Payment

(a)
If the Benefits Administration Board shall find that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or because he or she is a minor, the Benefits Administration Board may direct that any benefit due him or her, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

Furthermore, if the Benefits Administration Board receives from a Participant a power of attorney valid under state law, the Benefits Administration Board shall comply with the instructions of the named attorney to the extent that the Benefits Administration Board would comply with such instructions if given by the Participant and such instructions are consistent with the power of attorney.

(b)	Beneficiary’s Ability to Disclaim Interest in Plan

Notwithstanding any provision of this Plan to the contrary, a Beneficiary may waive his designation by filing a disclaimer complying with the requirements of Section 2518 of the Code with the Benefits Administration Board in accordance with rules prescribed by the Benefits Administration Board. The Beneficiary filing such a disclaimer shall be treated as if he predeceased or failed to survive the Participant.

13.04	Erroneous Allocation

Notwithstanding any provision of the Plan to the contrary, if a Participant’s Account is credited with an erroneous amount due to a mistake in fact or law, the Benefits Administration Board shall adjust such Account in such equitable manner as it deems appropriate to correct the erroneous allocation.

13.05	Information

Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under the Plan, shall file with the Benefits Administration Board the information that it shall require to establish his or her rights and benefits under the Plan.

13.06	Top-Heavy Provisions

(a)	The following definitions apply to the terms used in this Section:

(i)	“applicable determination date” means the last day of the preceding Plan Year;

(ii)
“top-heavy ratio” means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(iii)
'key employee' means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or Affiliated Company having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5 percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or Affiliated Company, or a 1 percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Company or Affiliated Company having Statutory Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder;

(iv)	“non-key employee” means any Employee who is not a key employee;

(v)	“applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;
(vi)
“required aggregation group” means any other qualified plan(s) of the Company or an Affiliated Company (including plans that terminated within the five-year period ending on the applicable determination date) in which there are participants who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(vii)
“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Affiliated Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)	For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-

heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. The determination of whether the Plan is top-heavy is subject to the following:
(i)
the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Company's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(ii)
the Accounts for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date;

(iii)
distributions under any plan that terminated within the five-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(iv)
if an individual has not performed services for the Company or an Affiliated Company at any time during the one-year period ending on the applicable determination date, such individual's accounts and the present value of his or her accrued benefits shall not be taken into account.

(c)	The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:
(i)
In lieu of the vesting requirements specified in Section 6.03, a Participant shall be vested in, and have a nonforfeitable right to, his or her Company Contribution Account upon the completion of three Years of Service, provided that in no event shall the Vested Portion of a Participant’s Company Contribution Account be less than the percentage determined under Section 6.03.

(ii)
An additional Company contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Section 3.03 for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.09) would otherwise be less than 3 percent of his or her remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01 and 3.03 for the Plan Year (disregarding any contributions made under Section 3.16 for the Plan Year) would be less than 3 percent, that lesser percentage shall be substituted for “3 percent” in the preceding sentence. Notwithstanding the foregoing provisions of this sub- paragraph (ii), no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him or her by any other qualified pension plan of the Company or an Affiliated Company. For the purposes of this subparagraph (ii), remuneration has the same meaning as set forth in Section 3.12(c). For purposes of determining whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for Plan Years beginning after December 31, 2001, matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(d)
If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, a Participant who has completed three Years of Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy shall continue to be vested in and have a nonforfeitable right to his or her Company Contribution Account.

(e)
The top-heavy requirements of Section 416 of the Code and Section 13.06 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

13.07	Prevention of Escheat

Notwithstanding the foregoing, if the Benefits Administration Board is unable to locate any person to whom a payment is due under the Plan or any person fails to present a check for payment in a timely manner, the amount due such person shall be forfeited at such time as the Benefits Administration Board shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose (but in all events prior to the time such payment would otherwise escheat under any applicable State law). If, however, such a person later files a claim for such payment before the Plan is terminated, the benefit will be reinstated and payment made without any interest earned thereon.

13.08	Elections

Any elections, notifications or designations made by a Participant pursuant to the provisions of the Plan shall be made in writing or in electronic form in a time and manner determined by the Benefits Administration Board under rules uniformly applicable to all employees similarly situated. The Benefits Administration Board reserves the right to change from time to time the time and manner for making notifications, elections or designations by Participants under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.09	Transfer of Trust Fund Assets

The Benefits Administration Board may make a transfer of liabilities and corresponding assets from the trust to trusts of plans of Affiliated Companies or other plans, provided such Plans are qualified under Section 401(a) of the Code, subject to the provisions of Section 12.02. All such transfers shall be made in accordance with ERISA.

13.10	Construction

(a)	The Plan shall be construed, regulated and administered under ERISA and the laws of the State of New York, except where ERISA controls.

(b)	The titles and headings of the Articles and Sections in this Plan are for convenience only.

In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

13.11	Blackout Periods

Notwithstanding any provision of the Plan to the contrary, when required by administrative reasons, the Benefits Administration Board may temporarily suspend, limit, or restrict the rights of Participants, Beneficiaries or alternate payees to direct or diversify the investment of some or all of their Accounts, to obtain loans from the Plan, and to obtain distributions (including in- service withdrawals) from the Plan. The number and length of such suspensions and the imposition of such limitations or restrictions shall be limited to the greatest extent practicable. Any suspension, limitation or restriction of rights under this Section 13.11 shall comply with all applicable law and any guidance issued thereunder and may be imposed only if the Benefits Administration Board timely provides notice of the suspension, limitation or restriction of such rights, as required by Section 101 of ERISA, any guidance issued thereunder, and any other applicable law.

ARTICLE 14. WILSON LEARNING CORPORATION; CREATIVE INTERACTIVE MEDIA, INC.

14.01	The following provisions shall apply only to Participants who are Employees of Wilson Learning or Creative Interactive Media, Inc.:
(a)	The term “Compensation,” as used in the Plan, shall have the following meaning:

The compensation paid by the Company to a participant (exclusive of expense reimbursement and moving expense payments) which is reported to be subject to Federal income tax withholding on Treasury Form W-2 (or any comparable successor form). Compensation received by a nonresident alien employee, which does not constitute income from sources within the United States, shall be excluded. However, in no event shall the Compensation under this Section exceed the actual dollar limitation set forth in Section 1.18.

(b)	The Accounts of Participants under the Wilson Learning Corporation Savings and Investment Plan (“Wilson Plan”) shall be transferred to Accounts under this Plan as follows:

Wilson Plan Accounts	Transferred To
Base Account	Employee Contribution Account
Matching Account	Company Contribution Account

(c)
Notwithstanding the provisions of Section 6.03, a Participant shall be vested in the amount transferred from the Matching Account under the Wilson Plan to his Company Contribution Account to the extent he was vested under the Wilson Plan at the time of transfer or to the extent he would be vested under Section 6.02 (treating participating in the Wilson Plan as a period of participation for purposes of determining Years of Participation), whichever is greater. Any amount, which is not vested pursuant to the preceding sentence, shall vest as provided in Section 6.02 (treating participation in the Wilson Plan as a period of participation for purposes of determining Years of Participation).

APPENDIX A

1.
For the purpose of determining when an Employee shall become a Participant in accordance with the provisions of Section 2.01 of the Plan, and for purposes of determining a Participant’s Years of Service for vesting purposes under Section 6.03(a) of the Plan, each of the following periods of service shall be recognized:

(a)	in the case of an individual who became an Employee of the Company or any Affiliated Company on January 1, 2002 and who immediately prior to said date was an employee of Hungry Minds, Inc. (“HMI”),
(i)	any period of employment with HMI or any of its affiliated companies rendered prior to January 1, 2002; or
(ii)
any period of employment rendered immediately prior to the date such individual became an employee of HMI, which was recognized for participation and vesting purposes under the Hungry Minds, Inc. 401(k), Profit Sharing, and Employee Stock Ownership Plan as in effect on December 31, 2001.

(b)
any period of employment with Blackwell Publishing Inc. (“Blackwell”) rendered for participation and vesting purposes under the Blackwell Publishing, Inc. Savings & Retirement Plan as in effect on February 5, 2007.

(c)
any period of employment with ISUP rendered prior to February 5, 2007 which was recognized for participation and vesting purposes under the ISUP, Inc. 401(k) Retirement Savings Plan as in effect on February 5, 2007;

(d)
effective as of May 1, 2012, in the case of an individual who became an Employee of the Company or any Affiliated Company on May 1, 2012 and who immediately prior to said date was an employee of Harlan Davidson Inc. (“HDI”), any period of employment with HDI prior to May 1, 2012 to the extent such employment would have been recognized for participation and vesting purposes under the Plan had it been rendered as an employee of the Company;
(e)
effective as of February 16, 2012, in the case of an individual who became an employee of the Company or any Affiliated Company as a result of the acquisition of Inscape Publishing, Inc. (“IPI”), by the Company on February 16, 2012 and who immediately prior to said date was an employee of IPI, any period of employment as an employee of IPI rendered prior to February 16, 2012 to the extent such employment would have been recognized for participation and vesting purposes under the Plan had it been rendered as an employee of the Company;

(f)
effective as of October 25, 2012, in the case of an individual who became an employee of the Company or any Affiliated Company as a result of the acquisition of Deltak edu, LLC. (“Deltak”) by the Company on October 25, 2012 and who immediately prior to said date was an employee of Deltak, any period of employment as an employee of Deltak rendered prior to October 25, 2012 to the extent such employment would have been recognized for participation and vesting purposes under the Plan had it been rendered as an employee of the Company;

(g)
effective as of November 1, 2012, in the case of an individual who became an employee of the Company or any Affiliated Company as a result of the acquisition of Efficient Learning Systems, Inc. (“ELS”) by the Company on November 1, 2012 and who immediately prior to said date was an employee of ELS, any period of employment with ELS prior to November 1, 2012 to the extent such employment would have been recognized for participation and vesting purposes under the Plan had it been rendered as an employee of the Company;

(h)
notwithstanding the foregoing, with respect to a Participant who had his or her account balances under the Deltak edu 401(k) Retirement Plan (the “Deltak Plan”) transferred to the Plan (“Deltak Participant”), effective as of April 2, 2013 or as soon as practicable thereafter (the “Merger Date”), Years of Service for such Deltak Participant shall be equal to: (i) the number of years credited to him or her under the terms of the Deltak Plan for the period of such prior employment ending on December 31, 2012 or the date on which such prior employment terminated, plus (ii) the greater of (1) the service credited to him or her, if any, on the basis of the “1,000 hour rule” for the portion of the calendar year ending on the Merger Date or the date on which his or her employment terminated, or (2) the Years of Service he or she would be credited with under this Plan for the entire calendar year ending December 31, 2013;
(i)
notwithstanding the foregoing, with respect to a Participant who had his or her account balances under the Inscape Publishing, Inc. Savings and Retirement Plan (the “IPI Plan”) transferred to the Plan (“IPI Participant”), effective as of April 10, 2013 or as soon practicable thereafter (the “IPI Merger Date”), Years of Service for such IPI Participant shall be equal to: (i) the number of years credited to him or her under the terms of the IPI Plan for the period of such prior employment ending on December 31, 2012 or the date on which such prior employment terminated, plus (ii) the greater of (1) the service credited to him or her, if any, on the basis of the “1,000 hour rule” for the portion of the calendar year ending on the IPI Merger Date or the date on which his or her employment terminated, or

(2) the Years of Service he or she would be credited with under this Plan for the entire calendar year ending December 31, 2013, and
(j)
notwithstanding the foregoing, with respect to a Participant who had his or her account balances under the Efficient Learning Systems, Inc. Retirement Trust (the “ELS Plan”) transferred to the Plan (“ELS Participant”), effective as of May 10, 2013 or as soon as practicable thereafter (the “Merger Date”), Years of Service for such ELS Participant shall be equal to: (i) the number of years credited to him or her under the terms of the ELS Plan for the period of such prior employment ending on December 31, 2012 or the date on which such prior employment terminated, plus (ii) the greater of (1) the service credited to him or her, if any, on the basis of the “1,000 hour rule” for the portion of the calendar year ending on the Merger Date or the date on which his or her employment terminated, or (2) the Years of Service he or she would be credited with under this Plan for the entire calendar year ending December 31, 2013.
2.	The following special rules shall apply to the portion of the Plan accounts transferred to this Plan from another qualified Plan:
(a)
With respect to an IPI Participant (as defined in item 1(i) above), in lieu of the vesting schedule set forth in Section 6.03(a), the discretionary matching contributions and discretionary profit-sharing contributions transferred from the IPI Plan to the Plan shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	25%
2 but less than 3 years	50%
3 but less than 4 years	75%
4 or more years	100%

(b)
The safe harbor matching contributions transferred from the IPI Plan to the Plan on behalf of an IPI Participant (as defined in item 1(i) above) shall not be available for an in- service withdrawal under the provisions of Section 7.03 and 7.05 of the Plan.